UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Willow Financial Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 10, 2007

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Willow Financial Bancorp, Inc. The meeting will be held at the Overbrook Country Club located at 799 Godfrey Road, Villanova, Pennsylvania, on Wednesday, November 14, 2007 at 10:00 a.m., Eastern Time.

At the annual meeting, you will be asked to elect four directors for three-year terms and ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2008. Each of these matters is more fully described in the accompanying materials.

It is very important that you be represented at the annual meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the annual meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

Your continued support of and interest in Willow Financial Bancorp, Inc. is sincerely appreciated.

Very truly yours,

Donna M. Coughey
President and Chief Executive Officer

WILLOW FINANCIAL BANCORP, INC.

170 South Warner Road, Suite 300

Wayne, Pennsylvania 19087

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	10:00 a.m., Eastern Time, Wednesday, November 14, 2007
PLACE	Overbrook Country Club 799 Godfrey Road Villanova, Pennsylvania 19085
ITEMS OF BUSINESS	(1)	To elect four directors for a three-year term expiring in 2010 and until their successors are elected and qualified;
	(2)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2008; and
	(3)	To transact such other business, as may properly come before the meeting or at any adjournment thereof. We are not aware of any other such business.
RECORD DATE	Holders of Willow Financial Bancorp common stock of record at the close of business on September 12, 2007 are entitled to vote at the meeting.
ANNUAL REPORT

Our 2007 Annual Report to Shareholders, which includes our Annual Report on Form 10-K, is enclosed but is not a part of the proxy solicitation materials, except to the extent incorporated by reference herein.

PROXY VOTING

It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card sent to you. Most shareholders can also vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card or voting instruction form you received. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Joseph T. Crowley
Corporate Secretary

Wayne, Pennsylvania

October 10, 2007

PROXY STATEMENT
OF
WILLOW FINANCIAL BANCORP, INC.

ABOUT THE ANNUAL MEETING OF SHAREHOLDERS

This proxy statement is furnished to holders of common stock of Willow Financial Bancorp, Inc., the parent holding company of Willow Financial Bank. Our Board of Directors is soliciting proxies for use at the annual meeting of shareholders to be held at the Overbrook Country Club located at 799 Godfrey Road, Villanova, Pennsylvania, on Wednesday, November 14, 2007 at 10:00 a.m., Eastern Time, and any adjournment thereof, for the purposes set forth in the attached Notice of Annual Meeting of Shareholders. This proxy statement is first being mailed to shareholders on or about October 10, 2007.

What is the purpose of the annual meeting?

At our annual meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting, including the election of directors and ratification of the appointment of our independent registered public accounting firm. In addition, management will report on the performance of Willow Financial Bancorp and respond to questions from shareholders.

Who is entitled to vote?

Only our shareholders of record as of the close of business on the record date for the meeting, September 12, 2007, are entitled to vote at the meeting. On the record date, we had 15,543,943 shares of common stock issued and outstanding and no other class of equity securities outstanding. For each issued and outstanding share of common stock you own on the record date, you will be entitled to one vote on each matter to be voted on at the meeting, in person or by proxy.

How do I submit my proxy?

After you have carefully read this proxy statement, indicate on your proxy form how you want your shares to be voted. Then sign, date and mail your proxy form in the enclosed prepaid return envelope as soon as possible. Most shareholders can also vote over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card or voting information form you received. Either method of submitting your proxy will enable your shares to be represented and voted at the annual meeting.

If my shares are held in “street name” by my broker, could my broker automatically vote my shares for me?

Yes. Your broker may vote in his or her discretion on the election of directors and ratification of the appointment of our independent registered public accounting firm if you do not furnish instructions.

Can I attend the meeting and vote my shares in person?

All shareholders are invited to attend the annual meeting. Shareholders of record can vote in person at the annual meeting. If your shares are held in street name, then you are not the shareholder of record and you must ask your broker or other nominee how you can vote at the annual meeting.

Can I change my vote after I return my proxy card?

Yes. If you are a shareholder of record, there are three ways you can change your vote or revoke your proxy after you have sent in your proxy form.

•       First, you may send a written notice to our Corporate Secretary, Mr. Joseph T. Crowley, Willow Financial Bancorp, Inc., 170 South Warner Road, Wayne, Pennsylvania 19087, in advance of the meeting stating that you would like to revoke your proxy.

•       Second, you may complete and submit a new proxy form or resubmit your instructions via the Internet or telephone, if available, before the annual meeting. Any earlier proxies will be revoked automatically.

•       Third, you may attend the annual meeting and vote in person. Any earlier proxy will be revoked. However, attending the annual meeting without voting in person will not revoke your proxy.

If your shares are held in “street” name you must follow directions you receive from your broker or other nominee to change your vote.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of votes that all shareholders are entitled to cast on a particular matter will constitute a quorum. Proxies received but marked as abstentions will be included in the calculation of the number of votes considered to be present at the meeting.

What are the Board of Directors’ recommendations?

The recommendations of the Board of Directors are set forth under the description of each proposal in this proxy statement. In summary, the Board of Directors recommends that you vote FOR the nominees for director described herein and FOR ratification of the appointment of KPMG LLP for fiscal 2008.

The proxy solicited hereby, if properly signed and returned to us and not revoked prior to its use, will be voted in accordance with your instructions. If no contrary instructions are given, each proxy signed and received will be voted in the manner recommended by the Board of Directors and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Proxies solicited hereby may be exercised only at this annual meeting and any adjournment of this annual meeting and will not be used for any other meeting.

What vote is required to approve each item?

The election of directors will be determined by a plurality of the votes cast at the annual meeting. The four nominees for director receiving the most “for” votes will be elected directors. The affirmative vote of a majority of the total votes cast at the annual meeting is required to ratify the appointment of KPMG LLP for fiscal 2008. Under Pennsylvania law, abstentions do not constitute votes cast and will not affect the vote required for the proposal to ratify the appointment of the independent registered public accounting firm.

INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR, CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

Election of Directors (Proposal One)

Our Articles of Incorporation provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible. The directors are elected by our shareholders for staggered terms and until their successors are elected and qualified.

At the annual meeting, you will be asked to elect one class of directors, consisting of four directors, for a three-year term expiring in 2010 and until their successors are elected and qualified. Our Nominating and Corporate Governance Committee has recommended the re-election of Ms. Coughey and Messrs. Cunningham, McErlane and Weihenmayer as directors. Mr. Frederick A. Marcell Jr., whose term expires at this annual meeting and who has served as a director since 1992, has chosen to retire from the Board and will become a director emeritus, for a term of one year, as of the date of the annual meeting. Mr. Marcell served as President and Chief Executive Officer of Willow Grove Bank, the former name of Willow Financial Bank, from 1992 to 2005. No nominee for director is related to any other director or executive officer by blood, marriage or adoption. Shareholders are not permitted to use cumulative voting for the election of directors. Our Board of Directors has determined that Messrs. Cunningham, Griesser, Kremp, Langan, McCormack, McErlane, O’Brien, Ramsey, Todd and Weihenmayer and Ms. Loring and Dr. Wing Adler are independent directors as defined in the Nasdaq listing standards.

Unless otherwise directed, each proxy signed and returned by a shareholder will be voted for the election of the nominees for director listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the annual meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by our Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

The following tables present information concerning the nominees for director, and our continuing directors, all of whom also serve as directors of Willow Financial Bank. For certain directors, the indicated period of service as a director includes service as a director of Willow Financial Bank prior to the organization of our holding company in 1998. Ages are reflected as of June 30, 2007.

Nominees for Director for Three-Year Terms Expiring in 2010

Name	Age	Position with Willow Financial Bancorp and Principal Occupation During the Past Five Years	Director Since
Donna M. Coughey	57	Director, President and Chief Executive Officer of Willow Financial Bancorp and Willow Financial Bank since August 31, 2005. From November 2000 through August 2005, Director, President and Chief Executive Officer of Chester Valley Bancorp Inc. and First Financial Bank.	2005
John J. Cunningham, III	65	Director. Vice Chairman of the law firm of Cozen O’Connor, Philadelphia, Pennsylvania and prior thereto Managing Partner and Chairman of the Business Law Department of Cozen O’Connor since March 2000. Mr. Cunningham previously served as a director of Chester Valley Bancorp and First Financial Bank from 1998 to 2005.	2005

James E. McErlane	64	Director. Attorney and Principal of the law firm of Lamb McErlane, West Chester, Pennsylvania, since 1971. Interim President of Chester Valley Bancorp and First Financial Bank from June to November 2000. Mr. McErlane previously served as a director of Chester Valley Bancorp and First Financial Bank from 1991 to 2005 and Chairman from 2000 to 2005.	2005
William B. Weihenmayer	60	Director. Independent real estate consultant, Huntingdon Valley, Pennsylvania, since March 1990; previously, a partner of The Linpro Company, a national real estate developer.	1996

The Board of Directors recommends that you vote FOR election of the nominees for director.

Members of the Board of Directors Continuing in Office

Directors Whose Terms Expire in 2008

Name	Age	Position with Willow Financial Bancorp and Principal Occupation During the Past Five Years	Director Since
Madeleine Wing Adler, Ph.D.	66	Director. President of West Chester University, West Chester, Pennsylvania since 1992. Dr. Wing Adler previously served as a director of Chester Valley Bancorp and First Financial Bank from 2003 to 2005.	2005
William W. Langan	66	Director. Previously, Chairman of the Board of Willow Financial Bancorp and Willow Financial Bank. Retired since March 2001; previously, President and owner of Marmetal Industries, Inc., a manufacturer of precision machined components and tooling for the marine, aerospace, utilities and related industries, Horsham, Pennsylvania.	1986
Robert J. McCormack	46	Director. President of Marathon Business Group, LLC and President of Murphy McCormack Business Group, LLC, Lewisburg, Pennsylvania, business consulting firms for mergers and acquisitions, since March 2005 and January 2006, respectively; previously, Mr. McCormack served as President and Chief Executive Officer of Sun Bancorp, Inc., Lewisburg, Pennsylvania, from March 2000 to October 2004.	2005
A. Brent O’Brien	69	Director. Currently an insurance consultant since 2001. Former Chief Executive Officer and President of Bean, Mason & Eyer, Inc., an insurance brokerage firm in Doylestown, Pennsylvania.	1996
Samuel H. Ramsey, III	64	Director. Investment advisor, Financial Network Investment Corporation, Bellevue, Washington, since January 2004; previously, investment advisor, AXA Advisers, LLC, Bellevue, Washington, from October 2000 to 2004 and owner of Samuel H. Ramsey, III, Certified Public Accountants from 1973 to 2002.	1988

Directors Whose Terms Expire in 2009

Name	Age	Position with Willow Financial Bancorp and Principal Occupation During the Past Five Years	Director Since
Gerard F. Griesser	58	Director. An Owner of Prudential FoxRoach/The Trident Group, a company operating in the residential real estate industry, mortgage banking, title insurance agency, personal lines insurance agency and relocation industry since 1985. Mr. Griesser previously served as a director of First Financial Bank from 1988 to 2005 and of Chester Valley Bancorp from 1990 to 2005.	2005
Charles F. Kremp, 3rd	64	Director. Owner of Kremp Florist, Willow Grove, Pennsylvania.	1994
Rosemary C. Loring, Esq.	57	Director and Chair of the Board of Willow Financial Bancorp and Willow Financial Bank since July 2005; previously, Vice Chair of the Board since November 2003. President of Loring Careers, Inc., since 2006; previously, President of the Remedy Intelligent Staffing franchise for Bucks and Montgomery counties, Pennsylvania since 1996. Prior thereto, Ms. Loring served for almost 20 years in various management and executive positions with Bell Atlantic (now Verizon) and First Union National Bank (now Wachovia).	2000
Emory S. Todd, Jr., CPA	65	Director. Self-employed, Certified Public Accountant in Chester Springs, Pennsylvania since 1971. Mr. Todd previously served as a director of First Financial Bank from 1987 to 2005 and of Chester Valley Bancorp from 1990 to 2005.	2005

Executive Officers Who Are Not Directors

Set forth below is certain information with respect to current executive officers of Willow Financial Bancorp and/or Willow Financial Bank who are not also directors. Ages are reflected as of June 30, 2007.

Name	Age	Principal Occupation During the Past Five Years
Ammon J. Baus	58

Chief Credit Officer of Willow Financial Bank since August 31, 2005. Previously, Senior Vice President and Chief Lending Officer of Willow Grove Bank since March 2003. Prior thereto, Credit Risk Officer of Fleet National Bank (formerly Summit Bank, Princeton, New Jersey) from 1997 to 2003.

Joseph T. Crowley	45

Chief Financial Officer and Treasurer of Willow Financial Bancorp and Willow Financial Bank since August 31, 2005 and Corporate Secretary since November 2005. Previously, Chief Financial Officer and Treasurer of Chester Valley Bancorp and First Financial Bank, Downingtown, Pennsylvania since June 2003. Prior thereto, Mr. Crowley was Chief Financial Officer for Applied Card Systems, Inc. in Glen Mills, Pennsylvania from September 2000 to June 2003.

Neil Kalani	32

Chief Accounting Officer of Willow Financial Bancorp and Willow Financial Bank since January 2006. Previously, Mr. Kalani served as Accounting Manager with Comcast Cable Communications since July 2004. Prior thereto, Mr. Kalani was Audit Manager with KPMG LLP from November 1997 to July 2004.

Matthew D. Kelly	43

Chief Wealth Management Officer of Willow Financial Bank since August 31, 2005 and, from June 2003 through June 2006, President and Chief Operating Officer of Philadelphia Corporation for Investment Services, which was a wholly owned subsidiary of Willow Financial Bank. Previously, Executive Vice President of First Financial Bank from March 2002 through August 2005. Prior thereto, Mr. Kelly was Managing Director of PNC Advisors from October 2000 to March 2002.

Thomas J. Saunders	46

Executive Commercial Sales Manager of Willow Financial Bank since June 2007. Prior to joining Willow Financial Bank Mr. Saunders was a Senior Vice President and Manager at Brown Brothers Harriman & Co. from November 1996 to June 2007 where he was responsible for developing business opportunities across the firm’s commercial, investment banking, private equity and investment management platforms.

Director Nominations

Nominations for director of Willow Financial Bancorp are made by the Nominating and Corporate Governance Committee of the Board of Directors and are approved by the entire Board. The Nominating and Corporate Governance Committee adopted a written charter which is available on our website at www.willowfinancialbank.com. The Charter sets forth certain criteria the committee may consider when recommending individuals for nomination including: ensuring that the Board of Directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as a “financial expert,” as that term is defined by the rules of the Securities and Exchange Commission), local or community ties, minimum individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought and an ability to work collegially. The committee also may consider the extent to which the candidate would fill a present need on the Board of Directors. The Nominating and Corporate Governance Committee will also consider candidates for director suggested by other directors, as well as our management and shareholders. A shareholder who desires to recommend a prospective nominee for the Board should notify our Secretary or any member of the Nominating and Corporate Governance Committee in writing with whatever supporting material the shareholder considers appropriate. Any shareholder wishing to make a nomination must follow our procedures for shareholder nominations, which are described under “Shareholder Proposals, Nominations and Communications with the Board of Directors.”

In accordance with the terms of our merger agreement with Chester Valley Bancorp, until September 1, 2008, no changes may be made to the size of Willow Financial Bancorp’s Board of Directors or any of the classes of the board unless such change is approved by a majority of (i) the former directors of Chester Valley Bancorp who have joined the Willow Financial Bancorp Board of Directors or their successors (who are referred to as the “Chester Valley designees”) and (ii) the members of the Willow Financial Bancorp Board of Directors immediately prior to the effective time of the merger (who are referred to as the “Willow designees”). If any of the Chester Valley designees, Willow designees or any of their successors die, become disabled, resign, are removed or retire during the three-year period after the effective time of the merger, the remaining Chester Valley designees or Willow designees, as the case may be, are responsible for identifying successors to serve the remaining term of office of such departing directors. In addition, the Chester Valley designees are entitled to have proportional representation (or representation as close to proportional as possible) on the audit, compensation, nominating and corporate governance and any other major committees of the Willow Financial Bancorp Board of Directors until August 31, 2008. As a result of the retirement of Mr. Hull during fiscal 2006, Messrs. Sukay and Wright during fiscal 2007 and Mr. Marcell effective as of this Annual Meeting, the Board of Directors approved the reduction in the size of the Board in accordance with Willow Financial Bancorp’s Bylaws and the terms of the merger agreement.

Committees and Meetings of the Board of Directors

During the fiscal year ended June 30, 2007, the Board of Directors of Willow Financial Bancorp and Willow Financial Bank met 14 times, including the annual meeting of shareholders. No incumbent director of Willow Financial Bancorp attended fewer than 75% of the aggregate of the total number of Board meetings held during the period for which he or she has been a director and the total number of meetings held by all committees of the Board on which he or she served during the periods that he or she served.

Membership on Certain Board Committees.   The Board of Directors of Willow Financial Bancorp has established an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The following table sets forth the membership of such committees as of the date of this proxy statement.

Directors	Nominating and Corporate Governance	Compensation	Audit
John J. Cunningham, III		*
Gerard F. Griesser	*
Charles F. Kremp, 3rd	*
William W. Langan		*	*
Rosemary C. Loring, Esq.		*
Robert J. McCormack			*
A. Brent O’Brien		**
Samuel H. Ramsey, III			*
Emory S. Todd, Jr., CPA			**
William B. Weihenmayer	**
Madeleine Wing Adler, Ph.D.	*

*                    Member.

**             Chair.

Audit Committee.   The Audit Committee reviews with management and the independent registered public accounting firm the systems of internal control, reviews the annual financial statements, including the Form 10-K and monitors Willow Financial Bancorp’s adherence in accounting and financial reporting in conformity with U.S. generally accepted accounting principles. The Audit Committee is currently comprised of four directors who are independent directors as defined in the Nasdaq listing standards and the rules and regulations of the Securities and Exchange Commission. The Board of Directors has determined that Mr. Todd, the Chairman of our Audit Committee, is also our Audit Committee Financial Expert, as such term is defined in the rules of the Securities and Exchange Commission. Mr. Todd has extensive accounting and financial experience due to his more than 35 years of practice as a certified public accountant. The Audit Committee met formally five times in fiscal 2007 and committee members were paid fees representing one additional meeting as compensation for quarterly teleconferences to review earnings releases, the annual report on Form 10-K and additional time dedicated to their audit committee function. The Audit Committee charter as presently in effect is available on our website at www.willowfinancialbank.com.

Compensation Committee.   It is the responsibility of the Compensation Committee of the Board of Directors to, among other duties, oversee Willow Financial Bancorp’s compensation and incentive arrangements for management. No member of the Compensation Committee is a current or former officer or employee of Willow Financial Bancorp, Willow Financial Bank or any subsidiary. Each of the members is independent as defined in the Nasdaq listing standards. The Compensation Committee met four times in fiscal 2007. The Compensation Committee Charter is available on our website at www.willowfinancialbank.com.

Nominating and Corporate Governance Committee.   The Nominating and Corporate Governance Committee reviews and makes nominations for the Board of Directors, which are then sent to the full Board of Directors for their ratification. Each of the members is independent as defined in the Nasdaq listing standards. The Nominating and Corporate Governance Committee met four times in fiscal 2007. The Nominating and Corporate Governance Committee Charter is available on our website at www.willowfinancialbank.com.

Directors’ Attendance at Annual Meetings

Directors are expected to attend the annual meeting absent a valid reason for not doing so and receive regular board meeting fees for attendance. In October 2006, 14 of our 16 directors attended our annual meeting of shareholders.

Compensation Committee Interlocks and Insider Participation

Determinations regarding compensation of our President and Chief Executive Officer, our senior management and our employees are reviewed and approved by Willow Financial Bancorp’s Compensation Committee. Ms. Loring and Messrs. Cunningham, Langan and O’Brien who is the Committee’s Chairman, currently serve as members of the Compensation Committee.

No person who served as a member of the Compensation Committee during fiscal 2007 was a current or former officer or employee of Willow Financial Bancorp or Willow Financial Bank or engaged in certain transactions with Willow Financial Bancorp or Willow Financial Bank required to be disclosed by regulations of the Securities and Exchange Commission. Additionally, there were no Compensation Committee “interlocks” during fiscal 2007, which generally means that no executive officer of Willow Financial Bancorp served as a director or member of the Compensation Committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee.

Directors’ Compensation

We do not pay separate compensation to directors for their service on the Board of Directors or committees of Willow Financial Bancorp. Board or committee meetings for Willow Financial Bancorp are held jointly with or immediately following board or committee meetings of Willow Financial Bank for which our board members are compensated. Board fees are subject to periodic adjustment by the Board of Directors. During fiscal 2007, non-employee members of Willow Financial Bank’s Board of Directors received $1,300 per board meeting held, including attendance at the annual shareholders’ meeting and strategic planning sessions, if any. To receive such compensation, directors could not be absent for more than two board meetings during the fiscal year. During the first six months of fiscal 2007, non-employee directors received $600 per committee meeting attended, except members on the Audit Committee who received $900 per committee meeting, and the Loan Committee, Finance Committee and Compensation Committee members who received $750 per committee meeting. The Chairman of the Board of Directors received $2,000 per board meeting and the chairman of the Audit Committee received $1,200 per Audit Committee meeting.

Effective January 1, 2007, the Board approved an increase in the fees paid to the chair of each committee, other than audit, to $1,000 per meeting attended and a retainer for the chair of the audit committee of $15,000 per year in lieu of meeting fees. All other committee and board fees remained unchanged. Effective July 1, 2007, each director will receive an annual retainer of $14,000 paid in 11 monthly installments and will receive $500 per meeting attended. The Chair of the Board will receive an annual retainer of $24,000, paid in 12 monthly installments, and $500 per meeting attended. The recommendation of the Compensation Committee to adopt a retainer for the Chair and membership on the Board was made in consultation with our independent compensation consulting firm and based on a review of compensation policies of comparable companies.

The following table sets forth certain information regarding the compensation paid to our non-employee directors during fiscal year 2007.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)		Option Awards (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3)		All Other Compensation (5)	Total (6)
Rosemary C. Loring	$37,000	$47,466		$22,992	$—		$1,540	$108,998
Madeleine Wing Adler	22,150	14,645		—	3,390		—	40,185
John J. Cunningham, III	28,800	14,645		—	25,459		—	68,904
Gerard F. Griesser	21,100	14,645		—	8,807		—	44,552
Charles F. Kremp 3rd	33,650	47,466		18,831	—		1,540	101,487
William W. Langan	27,200	53,015		23,802	—		1,800	105,817
Frederick A. Marcell, Jr.	21,950	116,965		44,039	10,364	(4)	4,800	198,118
Robert J. McCormack	26,700	14,645		—	648		—	41,993
James E. McErlane	35,450	14,645		—	16,346		—	66,441
A. Brent O’Brien	27,450	47,466		19,017	—		1,540	95,473
Samuel H. Ramsey III	28,250	47,466		19,017	3,814		1,540	100,087
Thomas J. Sukay(7)	8,000	—	(7)	—	—		56,193	64,193
Emory S. Todd	39,800	14,645		—	13,361		—	67,806
William B. Weihenmayer	33,050	47,466		15,028	3,816		1,540	100,900
William M. Wright(7)	10,600	—		—	—		7,800	18,400

(1)           Reflects committee and meeting fees that were paid or were accrued during fiscal year 2007.

(2)           The column “Stock Awards” reflects expense recognized during fiscal year 2007 in accordance with Statement of Financial Accounting Standards No. 123(R) related to grants of restricted stock awards to directors pursuant to our 2002 Recognition and Retention Plan and 2005 Recognition and Retention Plan. Such awards pursuant to the 2002 and 2005 plans vest pro rata over five and three years, respectively, commencing on the first anniversary of the date of grant. The column “Option Awards” reflects expense recognized during fiscal year 2007 in accordance with Statement of Financial Accounting Standards No. 123(R) related to grants of stock options for each director made pursuant to our 2002 Stock Option Plan, which shares vest pro rata over five years commencing on the first anniversary of the date of grant.

No stock option awards were made in fiscal 2007. Directors serving on the Board of Directors on January 5, 2007 received a grant of 1,935 shares of restricted stock under our 2005 Recognition and Retention Plan. The restricted stock awards were valued at $28,232, which was the fair market value of our common stock on the date of grant.

For a discussion of the assumptions used to establish the valuation of the restricted stock awards and stock options, reference is made to Note 5 of the Notes to Consolidated Financial Statements of Willow Financial

(Footnotes continued on the following page)

Bancorp included as Item 8 in Willow Financial Bancorp’s Annual Report on Form 10-K for the year ended June 30, 2007.

Each of our non-employee directors was awarded 1,935 shares of restricted stock on January 6, 2006 and January 5, 2007, that vest at a rate of 1/3 per year commencing on the first anniversary of the date of grant. Ms. Loring and Messrs. Kremp, O’Brien, Ramsey and Weihenmayer received 12,828 shares and Messrs. Langan and Marcell received 12,000 and 18,400 shares, respectively, on November 25, 2002, that are vesting at a rate of 20% per year commencing on November 25, 2003.

(3)           The amounts represent the changes in the actuarial present value of accumulated pension benefits, see “—Non-Qualified Retirement Plan” below. Our directors participate in the deferred compensation plan and certain directors have accrued benefits under our frozen Non-Employee Directors Retirement Plan as described below under “—Deferred Compensation Plans.” There are no above-market or preferential earnings paid on the accounts under the deferred compensation plans.

(4)           Includes the aggregate change in actuarial present value of Mr. Marcell’s accumulated benefit under the Supplemental Executive Retirement Plan as described below under “—Supplemental Retirement Agreement.”

(5)           Consists of dividends paid on unvested restricted stock awards upon vesting, payments to Mr. Marcell pursuant to the terms of the Supplemental Retirement Agreement, payment to Mr. Sukay pursuant to his retirement agreement and payments to Mr. Wright pursuant to his consulting agreement described below under “—Retirement and Consulting Agreements.”

(6)           At June 30, 2007, each non-employee director held the following amount of unvested stock awards and/or aggregate stock option awards:

	At June 30, 2007			At June 30, 2007
Name	Unvested Stock Awards	Option Awards	Name	Unvested Stock Awards	Option Awards
Rosemary C. Loring	6,081	2,712	James E. McErlane	3,386	—
Madeleine Wing Adler	3,386	—	A. Brent O’Brien	6,081	2,712
John J. Cunningham, III	3,386	—	Samuel H. Ramsey III	6,081	2,712
Gerard F. Griesser	3,386	—	Thomas J. Sukay	—	—
Charles F. Kremp 3rd	6,081	2,712	Emory S. Todd	3,386	—
William W. Langan	6,536	3,383	William B. Weihenmayer	6,081	2,170
Frederick A. Marcell, Jr.	11,786	3,879	William M. Wright	—	—
Robert J. McCormack	3,386	—

(7)           Mr. Sukay retired on December 8, 2006 and Mr. Wright retired on December 27, 2006. In connection with Mr. Sukay’s retirement, his restricted stock awards were forfeited as described below under “—Retirement and Consulting Agreements.”

Deferred Compensation Plans.   In fiscal 2004, Willow Financial Bank adopted a Deferred Compensation Plan that provides our non-employee directors with the opportunity to elect to defer the receipt of specified portions of their compensation and to have such deferred amounts treated as if invested in specified investment vehicles. Our non-employee directors who currently elected to participate in this plan and are deferring a portion of their directors’ fees and/or the receipt of restricted stock are Messrs. Cunningham, Griesser, Marcell, McCormack, Ramsey, Todd and Weihenmayer. In fiscal 2006,Willow Financial Bank assumed the First Financial Bank Board of Directors Compensation Plan, as amended and restated effective January 1, 2003, and the First Financial Bank Board of Directors 2005 Deferred Compensation Plan. Both of these plans were suspended in connection with the merger so that no further deferrals can be made thereunder. We maintain accounts in the director plans that are fully vested for Dr. Wing Adler and Messrs. Cunningham, McErlane and Todd, who elected to participate in the plans.

Non-Qualified Retirement Plan.   In 1998, we adopted a non-qualified retirement plan for the non-employee members of Willow Financial Bank’s Board of Directors which was frozen following adoption of the 2005 Recognition and Retention Plan. Participating directors became 100% vested in the benefits accrued in such plan to the date the plan was frozen. The retirement plan provides for fixed annual payments at retirement for a period of ten years. The vested amounts for each of Messrs. Kremp, Langan and Ramsey were $115,352, for Messrs. O’Brien and Weihenmayer were $103,811, for Ms. Loring was $57,676, for Mr. McCormack was $11,523 and for each of Ms. Wing Adler and Messrs. Cunningham, Griesser, McErlane and Todd were $1,923, that each would receive for a period of 10 years following retirement. We do not expect any additional future expense for such plan.

Supplemental Retirement Agreement.   During the fiscal year ended June 30, 2007, we maintained a supplemental retirement agreement in order to supplement the retirement benefits payable to Mr. Marcell pursuant to Willow Financial Bank’s qualified plans. The supplemental retirement agreement provides for payments of $100,000 per year for a period of ten years upon retirement. Pursuant to the terms of the agreement providing for Mr. Marcell’s retirement from the position of President and Chief Executive Officer of Willow Financial, Mr. Marcell became fully vested in his benefits under the supplemental retirement agreement and began receiving such benefits in March 2006.

Retirement and Consulting Agreements.   In December 2006, we entered into a retirement agreement with Mr. Sukay and consulting agreement with Mr. Wright in connection with each of their retirements from the board. In accordance with the terms of the retirement agreement and in recognition of Mr. Sukay’s past service with Willow Financial and in consideration for the cancellation of an award of 1,935 shares of restricted stock granted to Mr. Sukay pursuant to the 2005 Recognition and Retention Plan, we paid Mr. Sukay a lump sum amount of $56,193. Mr. Wright’s consulting agreement provides that he shall continue to receive the compensation and benefits applicable to a non-employee director through the 2009 annual meeting or October 31, 2009, whichever is earlier. If, during such time, non-employee directors receive restricted stock grants, stock options, or similar benefits to which Mr. Wright would have been entitled if he were serving as a non-employee director, then Willow Financial will make a cash payment to Mr. Wright of similar value. During such time, Mr. Wright will serve as a director emeritus and shall provide consulting services on an as needed basis.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management the disclosures under “Management Compensation—Compensation Discussion and Analysis” in this proxy statement. Based on the review and discussions referred to above, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee
A. Brent O’Brien, Compensation Committee Chair
John J. Cunningham, III
William W. Langan
Rosemary C. Loring, Esq.

MANAGEMENT COMPENSATION

Compensation Discussion and Analysis

General.   Our compensation philosophy is developed by the Compensation Committee of our Board of Directors. The duties and responsibilities of the Compensation Committee, which consists entirely of independent directors of the Board, include the following evaluations and recommendations that are made to the full Board of Directors for approval:

•       Evaluate competitive compensation practices for the executive team based on peer group companies;

•       Review overall compensation and benefits budgets;

•       In conjunction with the Chief Executive Officer, recommend the compensation and benefits philosophy and strategy for Willow Financial Bancorp;

•       In consultation with the Chief Executive Officer, determine performance measures and goals for corporate, departmental and individual performance as they relate to compensation;

•       Recommend compensation awards for the Chief Executive Officer, including salary, bonus, stock awards, and, if applicable, contracts and supplemental compensation and benefits arrangements;

•       Review and make recommendations for revision or approval of compensation programs and individual compensation awards recommended by the Chief Executive Officer for other members of the executive team; and

•       Review and recommend implementation or revision of any major compensation or benefit programs.

Donna Coughey, our Chief Executive Officer, participates in discussions regarding the total compensation programs for all employees, including our other executive officers. However, the Committee recommends and the Board determines Ms. Coughey’s compensation.

Our Philosophy Regarding Executive Pay.   We compensate our executive officers named in the Summary Compensation Table below, referred to herein as our “named executive officers,” primarily through a mix of salary, bonus and equity compensation as well as retirement benefits. Our compensation program is designed to be competitive with comparable companies so that we may (a) attract and retain talented, qualified executives to lead our organization, and (b) align the executive team’s incentives with the long-term interests of our shareholders. When we set compensation amounts and select compensation components for our named executive officers, we strive to reward the achievement of both short-term and long-term results that will promote earnings growth and stock appreciation. Overall, our compensation philosophy is intended to provide fair base pay levels with meaningful upside for strong performance.

Determination of Our Compensation Levels.   The Compensation Committee of our Board of Directors is responsible for assessing appropriate compensation arrangements and recommending final levels and forms of compensation for our executives. We target our compensation levels with the following goals in mind: (a) fair base pay and benefits; (b) short-term and long-term incentives that reward for performance and share value appreciation; and (c) appropriate levels of job security and benefits that are needed to attract and retain talented and qualified executives.

In order to compare our pay standards with other comparable companies, we periodically review pay levels of other peer and competitor firms. Our last study was conducted at the end of 2005 and updated in 2006. This study assessed pay described within proxy reports for 2005 as well as the following three general compensation surveys including banks of similar size:

•       Watson Wyatt Data Services 2004/2005 ECS Data Survey for commercial banks within the US that have approximately $1.6 billion in assets;

•       Economic Research Institute July 2006 Salary Assessor for commercial banks with approximately $1.6 billion in assets; and

•       SNL Executive Compensation Review for Banks in Pennsylvania and New Jersey with assets between $800 million and $3.2 billion.

The Chief Executive Officer and the Compensation Committee used this information as a starting point for analyzing the individual compensation levels of members of the executive team, which includes our named executive officers, and set compensation levels that were deemed appropriate considering our philosophy, recruiting needs and growth expectations. Specifically, the Compensation Committee utilized this data to compensate our executive officers at a level that is comparable to that offered within similarly sized banks. The results of this analysis continue to serve as the foundation for determining competitive compensation levels for our executive officers.

We plan to update our competitive pay analysis every two to three years to stay abreast of industry and marketplace trends. We intend to benchmark this information and other information obtained by the members of our Compensation Committee against the compensation we offer to ensure that our compensation program is competitive. Our benchmarking process involves careful analysis of the executive pay levels identified in (a) proxy studies of up to twenty-two banks of similar asset size in our geographic region and in (b) the general bank national surveys described above.

Ultimately, the Chief Executive Officer recommends pay levels for members of the executive team based upon this market information modified to fit the experience, capabilities and contributions of our executive team members as well as the strategic goals of Willow Financial. The Compensation Committee makes recommendations based on information received by the Chief Executive Officer and subsequently the Board of Directors approves of or modifies the compensation levels and types recommended by the Chief Executive Officer and the Compensation Committee for other executives.

The pay arrangements for the Chief Executive Officer are analyzed and reviewed by the Compensation Committee. The Compensation Committee then makes recommendations to the Board of Directors for the Chief Executive Officer. The Board ultimately establishes the compensation for the Chief Executive Officer. These processes are utilized for all forms of compensation unless noted otherwise below.

Role of Compensation Consultants in Determining or Recommending Executive Compensation.   Under its Charter, the Compensation Committee has authority to retain counsel, consultants, or other experts, as it deems appropriate. In 2005, the Committee engaged The VisionLink Advisory Group, an independent national executive compensation consulting firm, to review our compensation, incentive and equity programs. The timing of this analysis coincided with the merger of Chester Valley Bank with and into Willow Grove Bank. VisionLink’s review included benchmarking our compensation practices against the peer institutions as described above. This study was considered by the Chief Executive Officer and the Compensation Committee as they made recommendations for compensation programs for Willow Financial Bancorp.

Components of Compensation.   The four primary components of compensation for our executive officers are: (1) salaries; (2) bonuses; (3) other non-equity incentive pay; and (4) equity incentives, consisting of restricted stock and stock options.

To a lesser extent, we also compensate our executive officers through matching contributions and allocations of Willow Financial Bancorp common stock in our 401(k)/Employee Stock Ownership Plan and certain other benefits available to all employees. Each of these components of compensation are described in more detail below.

Salary.   We provide our named executive officers with a level of base salary that we believe is appropriate given their professional status and accomplishments relative to individuals in similar positions in the industry in which we operate. Historically, we have assessed salary levels at or near the 50th percentile of the pay range for our industry and size. We adjust from this range in consideration of the range and scope of job responsibilities, individual experience and capabilities, and the strategic goals of Willow Financial.

Salaries are negotiated and for all named executive officers, other than Mr. Kalani, are set forth in employment contracts between the executive officer and Willow Financial. Thereafter, our Compensation Committee reviews the salaries of our executives annually. Our policy has been that, due to her higher visibility and in light of Ms. Coughey’s oversight of all aspects of Willow Financial’s operations, she should receive significantly greater compensation and benefits than our other named executive officers. This is consistent with the practices of other financial institutions. Although the compensation of our President and Chief Executive Officer is higher than that of the other named executive officers, the processes used to determine her compensation are the same as the other officers. Salaries for our named executive officers are established by (a) reviewing relevant market data, (b) adjusting, upwards or downward, to reflect individual qualifications and job uniqueness, and (c) engaging in discussions between the Chief Executive Officer and the Compensation Committee in order to make revisions as needed.

Bonuses.   As a general rule we structure all of our annual cash awards in the form of incentive awards, as described below. Periodically, we may determine it is necessary to award a bonus to an executive for fulfillment of responsibilities that are not directly related to measurable performance factors. No such awards were paid this year. However, during the past year Ms. Coughey received a retention bonus pursuant to the terms of her employment agreement as an incentive for her to remain in our employ following the successful merger of First Financial Bank.

Non-Equity Incentive Awards.   Selected members of the executive team are eligible to receive non-equity incentive awards pursuant to our Executive Bonus Program. These awards are determined based upon a matrix of performance criteria established at or near the beginning of each fiscal year. Bonus amounts for fiscal 2007 were determined by the Compensation Committee and the Board of Directors after consideration of various corporate and individual performance factors, including base amounts related to our annual budget. The criteria for each executive officer may be adjusted from year to year. For fiscal 2007, Ms. Coughey and Messrs. Crowley and Bertolet did not receive bonuses and Messrs. Baus and Kelly received incentive bonus awards of $40,000 and $13,173 upon consideration of the following matrix:

Name	Components	Weighting	Base Threshold	Stretch Threshold
Donna M. Coughey	Earnings per share	50%	$1.10	$1.15
	Average core deposits	25%	695.8 million	765.4 million
	Fee, investment services and other income	25%	13.3 million	14.6 million
	Bonus payouts as percent of base salary		35%	45%
Joseph T. Crowley	Earnings per share	50%	$1.10	$1.15
	Efficiency ratio	25%	63.77%	57.39%
	Mortgage banking division fees	25%	$1.6 million	$1.6 million
	Bonus payouts as percent of base salary		35%	45%
G. Richard Bertolet	Average outstanding loan balances	25%	$510.7 million	$561.7 million
	Other real estate owned, classified loans to total loans	25%	1.69%	1.52%
	Average outstanding demand deposit account balances	25%	$118.0 million	$129.8 million
	Small Business Administration fee income	25%	$712,500	$783,750
	Bonus payouts as percent of base salary		30%	40%
Ammon Baus	Other real estate owned, classified loans to total loans	25%	1.69%	1.52%
	Credit administration review rating	25%	Satisfactory	Above Satisfactory
	30 day or more delinquent loans to total loans	25%	1.45%	1.31%
	Earnings per share	25%	$1.10	$1.15
	Bonus payouts as percent of base salary		30%	40%
Matthew D. Kelly	Average outstanding private banking loans	25%	$30.2 million	$33.9 million
	Average outstanding private banking core deposits	25%	$44.0 million	$49.3 million
	Average outstanding private banking demand deposit account	25%	$7.1 million	$7.9 million
	Total investment and trust fees	25%	$421,000	$471,520
	Bonus payouts as percent of base salary		30%	40%

Under the Executive Bonus Program, an executive officer’s bonus may be awarded if at least some of the threshold criteria are met. If none of the thresholds are achieved, then no incentive bonus pay is awarded as was the case for Ms. Coughey and Mr. Crowley. Bonuses of up to 35% of the executive’s base salary may be earned if the executive satisfies all of the base performance thresholds and up to 45% of base salary if the “stretch” performance thresholds are achieved.

Incentive awards are not paid until the beginning of the following fiscal year. The Compensation Committee and the Board of Directors ultimately sign off on final incentive awards for executive officers.

Equity Compensation.   We believe that equity ownership by our executive officers is important in order to align our long-term rewards program with the interests of our shareholders. Additionally, long-term awards are needed to attract and retain talented and motivated employees. Due to recent changes in accounting rules that made the treatment of stock options less attractive, we have diminished the use of stock options in favor of restricted stock awards. However, we believe both types of awards have their place. Options require appreciation in share value before they result in gain for the employees. Restricted stock awards encourage employees to preserve existing value as well as grow the value of the stock. We have used, and expect to continue to use, both forms of equity compensation as part of our overall rewards program.

We have provided restricted stock awards to selected employees under our 2005 Recognition and Retention Plan that was approved by the Board of Directors on September 27, 2005. All of the named executive officers received restricted stock awards in the last fiscal year as did our other key managers. The restricted stock awards vest at a rate of 1/3 per year commencing on the first anniversary of the date of grant. Accelerated vesting is permitted on death, disability, retirement and change in control. Additional information on the restricted stock awards is set forth below under “Grants of Plan-Based Awards.”

Our Compensation Committee recommends, and our Board of Directors grants, restricted stock awards to retain our executives and reward the achievement of corporate goals and strong individual performance. Restricted stock awards are based on a combination of individual contributions to Willow Financial, market standards and competitive recruiting needs. On an annual basis, our Compensation Committee assesses the appropriate individual and corporate goals for each executive and considers additional restricted stock awards based upon the achievement of both individual and corporate goals. We expect that we will continue to provide new executive officers with initial restricted stock awards as well as continue to provide restricted stock grants to our named executive officers in fiscal 2008.

Messrs. Crowley, Bertolet, Baus and Kelly also hold stock options awarded under the 2002 Stock Option Plan in fiscal 2006. Options granted under this plan were granted at an exercise price equal to the then current market price of our common stock. Options generally vest at a rate of 20% per year from the grant date, though vesting is accelerated upon the executive’s death or disability or a change in control of Willow Financial. None of our named executive officers received stock options in the 2007 fiscal year.

Additionally, employees, including our named executive officers, receive matching contributions and are eligible for discretionary contributions under the 401(k) provisions of the 401(k)/Employee Stock Ownership Plan. No discretionary contributions were made in fiscal 2007. Employer and matching contributions under the plan are fully vested at all times. In addition, we allocate shares of Willow Financial Bancorp common stock to our employees pursuant to the employee stock ownership plan provisions. Participants become vested in the employee stock ownership plan shares at a rate of 20% per year commencing after two full years of service.

Life Insurance Benefits.   We have assumed life insurance policies on Ms. Coughey and Messrs. Bertolet and Kelly pursuant to the First Financial Bank Executive Survivor Income Plan. Under this arrangement we own the policy and make premium payments to the insurance companies. In the event of the death of Ms. Coughey or Messrs. Bertolet or Kelly during their employment with Willow Financial, their designated beneficiary would receive the death benefit available under their arrangements, $500,000 for Ms. Coughey’s beneficiary and $250,000 for Messrs. Bertolet’s and Kelly’s beneficiaries. Their beneficiaries would also be eligible to receive the death benefit under the Executive Survivor Income plan after Ms. Coughey’s or Messrs. Bertolet’s or Kelly’s employment with Willow Financial ends if (a) they become disabled, (b) retire from employment with Willow Financial, or (c) within twelve months of the change in control of Willow Financial.

Other elements of Compensation for Executive Officers.   In order to attract and retain qualified executive officers, we provide executives with a variety of benefits and perquisites, including certain benefits available generally to all of our full time employees. Benefits are determined by the same criteria applicable to our other employees. In general, benefits are designed to provide protection against financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income. The benefits package enables us to be competitive in attracting and retaining talented employees, and keeping employees focused on their responsibilities and not distracted with concerns about health care insurance or adequate savings for retirement.

Additionally we pay for some executive life insurance and automobile allowances. Details on the values of these personal benefits and perquisites may be found in the Summary Compensation Table and related footnotes.

In 2006 Willow Financial Bancorp approved a Supplemental Executive Retirement Plan for a select group of executives. The Supplemental Executive Retirement Plan is designed to provide an enhanced level of financial security for participants. The Board also believes that the Supplemental Executive Retirement Plan can assist in the attraction and retention of strong executive talent. However, at the recommendation of management, the Board of Directors determined that no contributions would be made under the Supplemental Executive Retirement Plan during fiscal years 2006 or 2007. We expect to adopt an amendment to the Supplemental Executive Retirement Plan in the first quarter of fiscal 2008 to commence contributions under the plan.

Employment and Change in Control Severance Agreements.   Willow Financial Bancorp maintains employment agreements with Ms. Coughey and Messrs. Crowley, Bertolet, Baus and Kelly and a Change in Control Severance Agreement with Mr. Kalani. The terms of the agreements for our named executive officers are described later in this proxy statement in the section entitled “Employment and Change in Control Severance Agreements.”

Compliance with Section 162(m) and 409A of the Internal Revenue Code.   In accordance with Section 162(m) of the Internal Revenue Code, a public company generally may not deduct most forms of compensation in excess of $1,000,000 for a covered employee. Since none of Willow Financial’s executive officers had compensation in excess of $1,000,000 for the past fiscal year, Section 162(m) was not applicable.

It is our intention to maintain our executive compensation arrangements in conformity with the requirements of Section 409A of the Internal Revenue Code, which imposes certain restrictions on deferred compensation arrangements. We are in the process of reviewing and amending, as necessary, our deferred compensation arrangements, including our employment and change in control severance agreements, and our Supplemental Executive Retirement Plan, in order to remain compliant.

Summary Compensation Table

The following table summarizes the total compensation paid or earned for the fiscal year ended June 30, 2007, by our principal executive officer, our principal financial officer and our three other most highly compensated executive officers and one additional officer, Mr. Bertolet, who was not serving as an executive officer at the end of the fiscal year. No stock options were granted to the named executive officers during the last fiscal year. The amount of Ms. Coughey’s bonus was based on the terms of her employment agreement with Willow Financial.

Name and Principal Position	Fiscal Year	Salary(1)	Bonus		Stock Awards(3)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total
Donna M. Coughey	2007	$336,539	$150,000	(2)	$98,500	$4,567	$—	$—	$50,285	$639,891
President and Chief Executive Officer
Joseph T. Crowley	2007	210,000	—		44,692	230	—	—	32,868	287,790
Senior Vice President, Chief Financial Officer and Corporate Secretary
G. Richard Bertolet	2007	195,000	—		26,182	230	—	—	25,812	247,224
Middle Market Lending Manager
Ammon Baus	2007	180,000	—		31,073	7,685	40,000	—	29,752	288,510
Chief Credit Officer
Matthew D. Kelly	2007	173,732	—		27,687	230	13,173	—	30,251	245,073
Chief Wealth Management Officer
Neil Kalani	2007	126,292	—		9,591	—	—	—	6,981	142,864
Chief Accounting Officer

(1)    In addition to salary, the amounts disclosed in this column include amounts contributed by the named executive officer to the 401(k)/Employee Stock Ownership Plan of Willow Financial Bank and for Mr. Bertolet, amounts deferred pursuant to the Deferred Compensation Plan. We periodically review, and may increase, annual base salaries in accordance with the terms of employment agreements and our annual compensation review for each of our named executive officers.

(2)    Retention bonus paid to Ms. Coughey under her employment agreement upon the one-year anniversary of the acquisition of Chester Valley Bancorp and First Financial Bank.

(3)    Reflects the dollar value of the awards of restricted stock and/or stock options recognized by us for financial statement purposes in accordance with Statement of Financial Accounting Standards No. 123(R), which is an accounting pronouncement that governs the manner in which we account for equity based compensation. The values of stock awards were calculated based on the fair market value of our common stock on the dates of grant, $15.57, $15.66 and $14.59, for grants made on January 6, 2006, September 29, 2006 and January 5, 2007, respectively. For a discussion of the assumptions used to establish the valuation of the restricted stock awards and stock options, reference is made to Note 5 of the Notes to Consolidated Financial Statements of Willow Financial Bancorp included as Item 8 in Willow Financial’s Annual Report on Form 10-K for the year ended June 30, 2007. Additional information is also included in the table below entitled “Grants of Plan-Based Awards”. We use the Black-Scholes option valuation model to establish the values of options. In calculating the value of stock awards we have disregarded any estimate of forfeitures relating to service-based vesting conditions. There were no forfeitures for the 2007 fiscal year.

(Footnotes continued on following page)

(4)    Reflects amounts earned in the past fiscal year under the Executive Bonus Program. These amounts are significantly lower than those presented in the Grants of Plan-Based Awards table below in that the Grants of Plan-Based Awards table sets forth potential, not actual, earnings under the Executive Bonus Program.

(5)    Ms. Coughey and Messrs. Crowley, Bertolet and Kelly were participants in First Financial Bank’s terminated supplemental pension plan. During fiscal 2007 we purchased an annuity to fund the accrued benefits for the named executive officers under the pension plan, which removes any future cash liability for, and expense to, Willow Financial under such plan. The benefit amounts to be paid to participants in this plan have been frozen. The annual benefits payable upon retirement at age 65 to Ms. Coughey and Messrs. Crowley, Bertolet and Kelly will be $10,825, $2,436, $4,707 and $5,431, respectively. There are no above-market or preferential earnings paid on the named executive officers’ accounts under the deferred compensation plan.

(6)    Includes employer matching contributions of $13,750, $10,734, $3,677, $8,498, $10,160 and $6,377 allocated in 2007 to the accounts of Ms. Coughey and Messrs. Crowley, Bertolet, Baus, Kelly and Kalani, respectively, under the Willow Grove Bank 401(k)/Employee Stock Ownership Plan. Also includes the fair market value at December 31, 2006, the date of allocation, of the shares of common stock pursuant to the 401(k)/Employee Stock Ownership Plan, representing $21,534, $21,534, $21,534, $20,651, $19,486 and $0 for Ms. Coughey and Messrs. Crowley, Bertolet, Baus, Kelly and Kalani, respectively. Includes dividends on unvested restricted stock awards under the 2002 Recognition and Retention Plan for Mr. Baus and amounts paid during the fiscal year for premiums with respect to group term life insurance for all named executive officers. Includes for Ms. Coughey an automobile allowance of $14,400.

Grants of Plan-Based Awards

During fiscal 2007, our named executive officers received restricted stock grants under the 2005 Recognition and Retention Plan that are vesting at a rate of 1/3 per year commencing on the first anniversary of the date of grant. Certain named executive officers also received awards under the Executive Bonus Program as set forth below. We did not grant any stock options to our named executive officers during fiscal 2007. We do not currently maintain an equity incentive plan.

	Grant	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)		All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock and Option
Name	Date	Target	Maximum	Units (2)	Awards (3)
Donna M. Coughey	10/24/06	$122,500	$157,500	—	$—
	1/05/07	—	—	12,447	172,964
Joseph T. Crowley	10/24/06	73,500	94,500	—	—
	1/05/07	—	—	5,690	79,063
G. Richard Bertolet	10/24/06	58,500	78,000	—	—
	1/05/07	—	—	1,050	14,590
Ammon Baus	10/24/06	54,000	72,000	—	—
	1/05/07	—	—	3,962	55,063
Matthew D. Kelly	10/24/06	52,650	70,200	—	—
	1/05/07	—	—	3,570	49,606
Neil Kalani	1/05/07	—	—	1,465	20,353
	9/29/06	—	—	1,658	24,727

(1)    The Estimated Possible Payouts Under Non-Equity Incentive Plan Awards represent potential amounts payable under our Executive Bonus Program for fiscal 2007. The Executive Bonus Program did not provide for threshold amounts of awards. Actual amounts earned in the last fiscal year are reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table. For a more detailed description of the annual cash awards, see “Compensation Discussion and Analysis—Components of Compensation.”

(2)    Represents the restricted stock awards granted to the named executive officers on January 5, 2007 and, with respect to Mr. Kalani, also includes an award on September 29, 2006, in each case as adjusted to reflect a 5% stock dividend on February 23, 2007. The shares of restricted stock vest in three equal annual installments beginning one year after the date of grant. Restricted stock awards become vested on death, disability or retirement of the executive officer or a change in control of Willow Financial Bancorp. The shares of restricted stock are issued to the executive officer upon vesting and no dividends are paid on unearned shares.

(3)    Represents the fair value of each stock award calculated as of the applicable grant date in accordance with Statement of Financial Accounting Standards No. 123(R).

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth, for each of the named executive officers, information regarding option awards and stock awards outstanding at June 30, 2007. There were no equity incentive plan awards outstanding at fiscal year end.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options		Exercise	Option Expiration		Number of Shares or Units of Stock That Have	Market Value of Shares or Units of Stock That Have
Name	Exercisable	Unexercisable	Price	Date		Not Vested	Not Vested (6)
Donna M. Coughey	14,128	4,236	$12.23	6/30/2013	(1)	—	$—
	2,702	—	8.81	6/19/2012	(2)	—	—
	—	—	—	—		21,931	285,103
Joseph T. Crowley	105	420	14.50	1/3/2016	(3)	—	—
	—	—	—	—		9,980	129,740
G. Richard Bertolet	18,017	—	8.72	8/12/2012	(4)	—	—
	1,634	—	13.11	7/9/2014	(4)	—	—
	105	420	14.50	1/3/2016	(3)	—	—
	—	—	—	—		4,261	55,393
Ammon Baus	13,125	—	12.48	2/14/2013	(5)	—	—
	105	420	14.50	1/3/2016	(3)	—	—
	—	—	—	—		6,944	90,272
Matthew D. Kelly	9,009	—	8.53	3/18/2012	(4)	—	—
	9,009	—	8.81	6/19/2012	(4)	—	—
	105	420	14.50	1/3/2016	(3)	—	—
	—	—	—	—		6,214	80,782
Neil Kalani	—	—	—	—		3,123	40,599

(1)    The option which originally represented an option to acquire shares of Chester Valley Bancorp Inc. is vesting at a rate of 20% per year commencing on June 30, 2004.

(2)    The option which originally represented an option to acquire shares of Chester Valley Bancorp Inc. is vesting at a rate of 20% per year commencing on June 19, 2003.

(3)    Granted pursuant to our 2002 Stock Option Plan and vests at a rate of 20% per year commencing January 3, 2007.

(4)    The option which originally represented an option to acquire shares of Chester Valley Bancorp Inc. became fully exercisable on August 31, 2005.

(5)    Granted pursuant to our 2002 Stock Option Plan and vests at a rate of 20% per year commencing on February 14, 2004.

(6)    Calculated by multiplying the closing market price of our common stock on the last trading day in June 2007, which was $13.00, by the applicable number of shares of common stock underlying the executive officer’s stock awards.

Options Exercised and Stock Awards Vested

The following table sets forth, for each of the named executive officers, information regarding stock awards that vested during the year ended June 30, 2007. No stock options were exercised during the 2007 fiscal year.

	Stock Awards
	Number of Shares	Value Realized
Name	Acquired on Vesting	on Vesting(1)
Donna M. Coughey	4,516	$62,750
Joseph T. Crowley	2,043	28,387
G. Richard Bertolet	1,529	21,245
Ammon Baus	1,419	19,722
Matthew D. Kelly	1,259	17,494
Neil Kalani	—	—

(1)           Represents the number of shares of common stock that vested during the fiscal year multiplied by the market price of our common stock on the date on which the stock award vested. As such, the value realized may be different from the value reported for Statement of Financial Accounting Standards No. 123(R) purposes.

Employment and Change in Control Severance Agreements

Willow Financial Bancorp and Willow Financial Bank entered into an employment agreement with Donna M. Coughey, President and Chief Executive Officer, effective August 31, 2005, in connection with the merger of Chester Valley Bancorp with and into Willow Financial Bancorp. Under the terms of her employment agreement, Ms. Coughey serves as President and Chief Executive Officer for a three-year term that renews annually for one additional year each July 1 unless notice to the contrary is given. The employment agreement also provides that Ms. Coughey will serve as a director of Willow Financial Bancorp and Willow Financial Bank. Ms. Coughey is entitled to a minimum base salary which may be increased by the Board of Directors from time to time, but not decreased without her express consent. Under the terms of her agreement, Ms. Coughey received a retention bonus of $150,000 on August 31, 2006, the one-year anniversary of the merger. The agreement provides that, if Ms. Coughey’s employment is terminated in connection with a subsequent change in control of Willow Financial Bancorp and/or Willow Financial Bank or within twelve months thereafter, Willow Financial Bancorp will pay her three times her then current base salary and most recent bonus. The employment agreement provides that if the payments and benefits provided to Ms. Coughey pursuant to a subsequent change in control are deemed to constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, then she would be reimbursed for any excise tax liability pursuant to Sections 280G and 4999 of the Internal Revenue Code and for additional taxes imposed as a result of such reimbursement. In addition, Willow Financial Bancorp, Willow Financial Bank and Ms. Coughey have generally agreed to release each other from any and all claims of actions that may result during the term of the employment agreement.

In addition, Willow Financial Bancorp and Willow Financial Bank entered into an employment agreement with Joseph T. Crowley to serve as Chief Financial Officer, and Willow Financial Bank entered into employment agreements with G. Richard Bertolet, Middle Market Lending Manager, and Matthew D. Kelly, Chief Wealth Management Officer, for an initial term expiring June 30, 2007, renewing annually for one additional year each July 1 unless notice to the contrary is given, commencing on the closing of the merger. Mr. Bertolet’s agreement was amended and restated effective June 8, 2007, primarily to reflect the change in title to Middle Market Lending Manager and also to make the agreement compliant with Section 409A of the Internal Revenue Code. Messrs. Bertolet, Crowley and Kelly are entitled to a minimum base salary, pursuant to the terms of their agreements, which may be increased from time to time by the Board of Directors, but may not be decreased without their express written consent.

Each agreement provides that if the executive’s employment is terminated in connection with a change in control of Willow Financial Bancorp or within twelve months thereafter, the executive will be entitled to receive a payment of two times his average annual compensation (defined as the five-year average base salary and bonus) subject to no payment being deemed a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended. Each of these agreements provides that if the executive’s employment is terminated by Willow Financial Bancorp for other than cause, disability, retirement or death or by the executive due to a material breach by Willow Financial Bancorp, then the executive will receive one times his then current base salary.

Willow Financial Bank entered into an employment agreement in fiscal 2004 with Mr. Baus which provides for a term of one year. Mr. Baus is entitled to a minimum base salary of $115,000, which may be increased from time to time by the Board of Directors. The term of the employment agreement is extended annually for one additional year each May 1 unless notice to the contrary is given. The employment agreement is terminable with or without cause by Willow Financial Bank. Mr. Baus has no right to compensation or other benefits pursuant to his employment agreement for any period after voluntary termination without good cause (as defined in the agreement) or termination by Willow Financial Bank for cause, disability, retirement or death. In the event that (1) Mr. Baus terminates his employment because of failure to comply with any material provision of the employment agreement by Willow Financial Bank or Willow Financial Bank changes his title or duties or (2) the employment agreement is terminated by Willow Financial Bank other than for cause, disability, retirement or death, Mr. Baus will be entitled to one times his base salary as cash severance. In the event that Mr. Baus’ employment is terminated following a change in control, as defined, or he terminates his employment as a result of certain adverse actions which are taken with respect to his employment following a change in control, as defined, Mr. Baus will be entitled to a cash severance amount equal to two times his average annual compensation over the past five calendar years, or such shorter period of employment of the employment agreement. Benefits under the employment agreement will be reduced to the extent necessary to ensure that the executive does not receive any “parachute payment” as such term is defined under Section 280G of the Internal Revenue Code.

Willow Financial Bank also has entered into a Change in Control Severance Agreement with Neil Kalani, Chief Accounting Officer, dated January 18, 2006. The agreement with Mr. Kalani has a one-year term which renews annually for one additional year each July 1 unless notice to the contrary given. The agreement provides for severance payments of one times Mr. Kalani’s average annual compensation in the event of a termination of employment within twelve months after a change-in-control of Willow Financial Bancorp.

The employment and change in control agreements are similar to the agreements for senior executive officers of comparable financial institutions. Although the above-described employment and change in control severance agreements could increase the cost of any acquisition of control of Willow Financial Bancorp, our management does not believe that the terms thereof would have a significant anti-takeover effect. The above-described employment agreements and change in control agreements recently were amended and restated in order to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, and regulations thereunder.

Potential Payments Upon Termination of Employment or Change in Control

The tables below reflect the amount of compensation to each of the named executive officers of Willow Financial Bancorp and Willow Financial Bank in the event of termination of such executive’s employment. The amount of compensation payable to each named executive officer upon voluntary termination, termination for cause, early retirement, involuntary not-for-cause termination, termination following a change in control and in the event of disability, death or retirement of the executive is shown below. The amounts shown assume that such termination was effective as of June 29, 2007, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation.

Donna M. Coughey.   The following table shows the potential payments to Donna M. Coughey, President and Chief Executive Officer, upon an assumed termination of employment or a change in control as of June 29, 2007.

Payments and Benefits	Voluntary Termination	Termination for Cause	Involuntary Termination Without Cause or Termination by the Executive for Good Reason Absent a Change in Control	Change in Control With Termination of Employment	Death or Disability(n)		Retirement(o)
Accrued paid time off(a)	$10,096	$10,096	$10,096	$10,096	$10,096		$10,096
Severance payments and benefits:(b)
Cash severance(c)	—	—	712,024	1,500,000	356,012	(p)	—
Medical and dental benefits(d)	—	—	7,226	14,287	7,226	(q)	—
Other welfare benefits(e)	—	—	1,597	2,307	671	(q)	—
Automobile expenses(f)	—	—	29,295	39,640	—		—
ESOP allocations(g)	—	—	—	13,305	—		—
§280G tax gross-up(h)	—	—	—	—	—		—
Equity awards:(i)
Unvested stock options(j)	—	—	—	3,262	3,262		—
Unvested restricted stock awards(k)	—	—	—	285,103	285,103		—
Life insurance(l)	—	—	—	—	650,000		—
Total payments and benefits(m)	$10,096	$10,096	$760,238	$1,868,000	$1,312,370		$10,096

(Footnotes follow the table on page 25)

Joseph T. Crowley.   The following table shows the potential payments to Joseph T. Crowley, Senior Vice President, Chief Financial Officer and Corporate Secretary, upon an assumed termination of employment or change in control as of June 29, 2007.

Payments and Benefits	Voluntary Termination	Termination for Cause	Involuntary Termination Without Cause or Termination by the Executive for Good Reason Absent a Change in Control	Change in Control With Termination of Employment	Death or Disability(n)	Retirement(o)
Accrued paid time off(a)	$7,673	$7,673	$7,673	$7,673	$7,673	$7,673
Severance payments and benefits:(b)
Cash severance(c)	—	—	210,000	430,093	—	—
Medical and dental benefits(d)	—	—	—	8,463	—	—
Other welfare benefits(e)	—	—	—	605	—	—
Automobile expenses(f)	—	—	—	—	—	—
ESOP allocations(g)	—	—	—	13,305	—	—
§280G tax cutback(h)	—	—	—	—	—	—
Equity awards:(i)
Unvested stock options(j)	—	—	—	—	—	—
Unvested restricted stock awards(k)	—	—	—	129,753	129,753	—
Life insurance(l)	—	—	—	—	150,000	—
Total payments and benefits(m)	$7,673	$7,673	$217,673	$589,892	$287,426	$7,673

(Footnotes follow the table on page 25)

Ammon J. Baus.   The following table shows the potential payments to Ammon J. Baus, Chief Credit Officer, upon an assumed termination of employment or change in control as of June 29, 2007.

Payments and Benefits	Voluntary Termination	Termination for Cause	Involuntary Termination Without Cause or Termination by the Executive for Good Reason Absent a Change in Control	Change in Control With Termination of Employment	Death or Disability(n)	Retirement(o)
Accrued paid time off(a)	$4,154	$4,154	$4,154	$4,154	$4,154	$4,154
Severance payments and benefits:(b)
Cash severance(c)	—	—	180,000	305,705	—	—
Medical and dental benefits(d)	—	—	—	8,463	—	—
Other welfare benefits(e)	—	—	—	605	—	—
Automobile expenses(f)	—	—	—	—	—	—
ESOP allocations(g)	—	—	—	32,918	—	—
§280G tax cutback(h)	—	—	—	—	—	—
Equity awards:(i)
Unvested stock options(j)	—	—	—	—	—	—
Unvested restricted stock awards(k)	—	—	—	90,272	90,272	—
Life insurance(l)	—	—	—	—	150,000	—
Total payments and benefits(m)	$4,154	$4,154	$184,154	$442,117	$244,426	$4,154

(Footnotes follow the table on page 25)

G. Richard Bertolet.   The following table shows the potential payments to G. Richard Bertolet, Middle Market Lending Manager, upon an assumed termination of employment or a change in control as of June 29, 2007.

Payments and Benefits	Voluntary Termination	Termination for Cause	Involuntary Termination Without Cause or Termination by the Executive for Good Reason Absent a Change in Control	Change in Control With Termination of Employment	Death or Disability(n)	Retirement(o)
Accrued paid time off(a)	$2,625	$2,625	$2,625	$2,625	$2,625	$2,625
Severance payments and benefits:(b)
Cash severance(c)	—	—	195,000	369,158	—	—
Medical and dental benefits(d)	—	—	—	6,445	—	—
Other welfare benefits(e)	—	—	—	577	—	—
Automobile expenses(f)	—	—	—	—	—	—
ESOP allocations(g)	—	—	—	13,305	—	—
§280G tax cutback(h)	—	—	—	(62,829)	—	—
Equity awards:(i)
Unvested stock options(j)	—	—	—	—	—	—
Unvested restricted stock awards(k)	—	—	—	55,393	55,393	—
Life insurance(l)	—	—	—	—	400,000	—
Total payments and benefits(m)	$2,625	$2,625	$197,625	$384,674	$458,018	$2,625

(Footnotes follow the table on page 25)

Matthew D. Kelly.   The following table shows the potential payments to Matthew D. Kelly, Chief Wealth Management Officer, upon an assumed termination of employment or a change in control as of June 29, 2007.

Payments and Benefits	Voluntary Termination	Termination for Cause	Involuntary Termination Without Cause or Termination by the Executive for Good Reason Absent a Change in Control	Change in Control With Termination of Employment	Death or Disability(n)	Retirement(o)
Accrued paid time off(a)	$1,689	$1,689	$1,689	$1,689	$1,689	$1,689
Severance payments and benefits:(b)
Cash severance(c)	—	—	173,732	358,738	—	—
Medical and dental benefits(d)	—	—	—	9,487	—	—
Other welfare benefits(e)	—	—	—	605	—	—
Automobile expenses(f)	—	—	—	—	—	—
ESOP allocations(g)	—	—	—	12,042	—	—
§280G tax cutback(h)	—	—	—	—	—	—
Equity awards:(i)
Unvested stock options(j)	—	—	—	—	—	—
Unvested restricted stock awards(k)	—	—	—	80,769	80,769	—
Life insurance(l)	—	—	—	—	400,000	—
Total payments and benefits(m)	$1,689	$1,689	$175,421	$463,330	$482,458	$1,689

(Footnotes follow the table below)

Neil Kalani.   The following table shows the potential payments to Neil Kalani, Chief Accounting Officer, upon an assumed termination of employment or a change in control as of June 29, 2007.

Payments and Benefits	Voluntary Termination	Termination for Cause	Involuntary Termination Without Cause or Termination by the Executive for Good Reason Absent a Change in Control	Change in Control With Termination of Employment	Death or Disability(n)	Retirement(o)
Accrued paid time off(a)	$2,505	$2,505	$2,505	$2,505	$2,505	$2,505
Severance payments and benefits:(b)
Cash severance(c)	—	—	—	130,646	—	—
Medical and dental benefits(d)	—	—	—	3,186	—	—
Other welfare benefits(e)	—	—	—	514	—	—
Automobile expenses(f)	—	—	—	—	—	—
ESOP allocations(g)	—	—	—	—	—	—
§280G tax cutback(h)	—	—	—	—	—	—
Equity awards:(i)
Unvested stock options(j)	—	—	—	—	—	—
Unvested restricted stock awards(k)	—	—	—	40,599	40,599	—
Life insurance(l)	—	—	—	—	150,000	—
Total payments and benefits(m)	$2,505	$2,505	$2,505	$177,450	$193,104	$2,505

Notes to the tables:

(a)           Paid time off is granted to each employee annually based on position and tenure. Earned but unused paid time off is paid upon termination of employment. The amounts shown represent each executive’s accrued but unused paid time off as of June 29, 2007.

(b)          These severance payments and benefits are payable if the employment of Ms. Coughey or Messrs. Crowley, Baus, Bertolet or Kelly is terminated prior to a change in control either (i) by Willow Financial Bancorp or Willow Financial Bank for any reason other than cause, disability, retirement or death or (ii) by such executives if Willow Financial Bancorp or Willow Financial Bank takes certain adverse actions (a “good reason” termination). The severance payments and benefits are also payable if an executive’s employment, including Mr. Kalani’s, is terminated during the term of the executive’s employment or change in control severance agreement following a change in control.

(Footnotes continued on following page)

(c)           In the Involuntary Termination column, represents for Ms. Coughey a lump sum amount equal to the present value of her base salary for the remaining term of her employment agreement and for each of Messrs. Crowley, Baus, Bertolet and Kelly, a lump sum amount equal to one times the executive’s current base salary as of June 29, 2007. In the Change in Control column, represents for Ms. Coughey a lump sum amount equal to three times her current base salary and most recently paid bonus, and for each of Messrs. Crowley, Baus, Bertolet, Kelly and Kalani, a lump sum amount equal to two times the executive’s average base salary, one times for Mr. Kalani, and cash bonuses paid during the preceding five calendar years (or such shorter period that the executive was employed). For the amount payable to Ms. Coughey’s spouse in the event of her death, see Note (p) below.

(d)          In the Involuntary Termination column, represents for Ms. Coughey the estimated cost of providing continued medical and dental coverage for the remaining term of her employment agreement, with Ms. Coughey continuing to pay the employee share of the premiums. In the Change in Control column, represents the estimated cost of providing continued medical and dental coverage for three years for Ms. Coughey and for one year for each of Messrs. Crowley, Baus, Bertolet, Kelly and Kalani, in each case at no cost to the executive. The change in control benefits will be discontinued if the executive obtains full-time employment with a subsequent employer which provides substantially similar benefits. If the employment of Ms. Coughey is terminated due to death, disability or retirement, continued insurance coverage will be provided as discussed in Note (q) below. The estimated costs assume the current insurance premiums or costs increase by 10% on January 1st of each year. Because the premiums could increase faster than assumed, they have not been discounted to present value.

(e)           In the Involuntary Termination column, represents for Ms. Coughey the estimated cost of providing continued life, accidental death and long-term disability coverage for the remaining term of her employment agreement, with Ms. Coughey continuing to pay her share of the premiums. In the Change in Control column, represents the estimated cost of providing continued life, accidental death and long-term disability coverage for three years for Ms. Coughey and for one year for each of Messrs. Crowley, Baus, Bertolet, Kelly and Kalani, in each case at no cost to the executive. The change in control benefits will be discontinued if the executive obtains full-time employment with a subsequent employer which provides substantially similar benefits. If Ms. Coughey’s employment is terminated due to disability or retirement, continued life insurance coverage will be provided as discussed in Note (q) below. The estimated costs assume the current insurance premiums or costs increase by 10% on January 1st of each year. Because the premiums could increase faster than assumed, they have not been discounted to present value.

(f)             Represents the estimated present value costs of paying automobile related expenses for Ms. Coughey for the remaining term of her employment agreement in the Involuntary Termination column and for three years in the Change in Control column, in each case based on the automobile allowance of $1,200 per month.

(g)           In the event of a change in control, the Employee Stock Ownership Plan will be terminated and the unallocated shares will first be used to repay the outstanding loan. Any remaining unallocated shares will then be allocated among plan participants on a pro rata basis based on account balances. Based on the June 29, 2007 closing price of $13.00 per share, the value of the unallocated shares exceeds the remaining principal balance of the loan by approximately $2.3 million, and the Change in Control column reflects each executive’s proportionate share of such amount.

(Footnotes continued on following page)

(h)          If the parachute amounts associated with the payments and benefits to Ms. Coughey in the Change in Control column equal or exceed three times her average taxable income for the five years ended December 31, 2006, they would be subject to a 20% excise tax. In such event, Willow Financial Bancorp has agreed in its employment agreement with Ms. Coughey to pay the 20% excise tax and the additional federal, state and local income taxes and excise taxes on such reimbursement in order to place her in the same after-tax position she would have been in if the excise tax had not been imposed. If the parachute amounts associated with the payments and benefits to Messrs. Crowley, Baus, Bertolet, Kelly and Kalani equal or exceed three times the executive’s average taxable income for the five years ended December 31, 2006, then such payments and benefits in the event of a change of control will be reduced by the minimum amount necessary so that they do not trigger the 20% excise tax that would otherwise be imposed. Based on the assumption that a change in control occurred on June 29, 2007 at $13.00 per share, the only executive who exceeded his or her Section 280G threshold was Mr. Bertolet, who had a $62,829 cutback.

(i)             The vested stock options held by Ms. Coughey and Messrs. Crowley, Baus, Bertolet, Kelly and Kalani had a value of approximately $22,000, $0, $7,000, $77,000, $78,000 and $0, respectively, based on the June 29, 2007 closing price of $13.00 per share. Such value can be obtained in the event of termination due to voluntary termination, death, disability, retirement or cause only if the executive actually exercises the vested options in the manner provided for by the relevant option plan and subsequently sells the shares received for $13.00 per share. In the event of a termination of employment, each executive (or his or her estate in the event of death) will have the right to exercise vested stock options for the period specified in his or her option grant agreement.

(j)              All unvested stock options will become fully vested upon an executive’s death or disability, upon a change in control, or for Ms. Coughey’s options assumed in the 2005 acquisition, upon retirement after at least 10 years of service.

(k)          If an executive’s employment is terminated as a result of death or disability, unvested restricted stock awards are deemed fully earned. In addition, in the event of a change in control of Willow Financial Bancorp, the unvested restricted stock awards are deemed fully vested and, in the case of awards made under the 2005 Recognition and Retention Plan, are deemed fully vested on retirement.

(l)             In 2005 Willow Financial Bank assumed executive survivor income agreements that First Financial Bank had entered into with Ms. Coughey and Messrs. Bertolet and Kelly in July 2003. These agreements provide that if the employment of Ms. Coughey, Mr. Bertolet or Mr. Kelly had been terminated due to death as of June 29, 2007, his or her beneficiaries or estate would have received death benefits of $500,000, $250,000 and $250,000, respectively. These agreements also provide that if such executives retire on or after age 62, become disabled or have their employment involuntarily terminated within 12 months after a change in control and then die before reaching age 65, then Willow Financial Bank will pay the above death benefits to the executive’s beneficiary. Includes amounts payable to the beneficiaries of our named executive officers pursuant to group term life insurance policies.

(m)      Does not include the value of the vested benefits to be paid under our 401(k) plan, ESOP, Supplemental Pension Plan or Deferred Compensation Plan. See the tables under “—Pension Benefits” and “—Nonqualified Deferred Compensation” below. Also does not include the value of vested stock options set forth in Note (i) above, earned but unpaid salary and reimbursable expenses.

(Footnotes continued on following page)

(n)          Does not include amounts payable if the employment of Ms. Coughey or Messrs. Crowley, Baus, Bertolet, Kelly or Kalani had been terminated due to disability, in which case, each would receive continuation of their base salary for up to 90 days based on his or her tenure. If the disability continued beyond 90 days, each executive would be entitled to receive long-term disability benefits of 60% of their gross monthly income, subject to a benefit cap of $5,000 per month, for as long as the executive remains disabled, up to age 65. Includes each executive’s unvested stock options and/or unvested restricted stock awards that will become fully vested upon death or disability.

(o)          In 2005, we assumed the First Financial Bank pension plan, a noncontributory defined benefit plan, which was frozen effective as of July 1, 2005 and from which we withdrew subsequent to assuming the plan. During fiscal 2007, we purchased an annuity to fund the vested benefits under the pension plan. Ms. Coughey and Messrs. Crowley, Bertolet and Kelly, who previously were employees of First Financial Bank, were participants in the frozen First Financial Bank defined benefit pension plan and are entitled to their vested benefits thereunder. The annual benefits payable upon retirement at age 65 to Ms. Coughey and Messrs. Crowley, Bertolet and Kelly will be $10,825, $2,436, $4,707 and $5,431, respectively. Willow Financial Bancorp has no further obligations with respect to, and will incur no additional costs for, the prior First Financial Bank defined benefit pension plan. On March 28, 2006, Willow Financial Bancorp adopted the 2006 Supplemental Executive Retirement Plan, effective as of April 1, 2006. The plan is a nonqualified, unfunded, cash based defined contribution plan which is designed to provide deferred compensation retirement benefits to selected members of our executive management team. At the recommendation of management, as of the end of fiscal 2007, no contributions had been made under the plan.

(p)          If Ms. Coughey’s employment is terminated due to death, her spouse will be entitled to receive one-half of her base salary for the remaining term of her employment agreement. The amounts shown are discounted to present value.

(q)          If the employment of Ms. Coughey is terminated due to disability or retirement, Willow Financial will provide continued medical, dental and life insurance coverage for her and any dependents covered as of the date of termination of employment. Ms. Coughey does not yet qualify for retirement. If Ms. Coughey’s employment is terminated due to death, then Willow Financial will provide her spouse and any dependents covered as of the date of death with continued medical and dental coverage. In each case, the coverage will continue for the then remaining term of the employment agreement, with Ms. Coughey (or her spouse or dependents in the event of death) paying the employee share of the premium costs. The estimated costs assume the current insurance premiums or costs increase by 10% on each January 1 and have not been discounted to present value.

Pension Benefits

The following table sets forth, for Ms. Coughey and Messrs. Crowley, Bertolet and Kelly, information regarding the number of years of credited service under the frozen First Financial Bank Defined Benefit Plan which was terminated in fiscal 2007. The accrued benefits have been funded with an annuity which removes any future cash liability for, and expense to Willow Financial and provides for payments following retirement. There were no payments made during fiscal 2007 to our named executive officers under the terminated pension plan. The annual benefits payable upon retirement at age 65 to Ms. Coughey and Messrs. Crowley, Bertolet and Kelly will be $10,825, $2,436, $4,707 and $5,431, respectively.

Name	Plan Name	Number of Years Credited Service
Donna M. Coughey	First Financial Bank Defined Benefit Plan	4 years, 8 months
Joseph T. Crowley	First Financial Bank Defined Benefit Plan	2 years
G. Richard Bertolet	First Financial Bank Defined Benefit Plan	2 years, 9 months
Ammon Baus	n/a	n/a
Matthew D. Kelly	First Financial Bank Defined Benefit Plan	3 years, 3 months
Neil Kalani	n/a	n/a

Nonqualified Deferred Compensation

In fiscal 2004, Willow Financial Bank adopted a Deferred Compensation Plan that provides certain of our senior officers with the opportunity to elect to defer receipt of specified portions of their compensation and to have such deferred amounts treated as if invested in specified investment vehicles. Our named executive officers who currently elected to participate in this plan and are deferring a portion of their salary and/or the receipt of restricted stock are Ms. Coughey and Messrs. Crowley and Bertolet. In connection with the acquisition of First Financial Bank, we assumed the First Financial Bank Executive Deferred Compensation Plan, as amended and restated effective January 1, 2003, and the First Financial Bank 2005 Executive Deferred Compensation Plan. The First Financial Bank Deferred Compensation Plans were frozen in August 2005; however, we maintain accounts for Ms. Coughey and Mr. Bertolet, who previously participated in the plans.

The following table sets forth, for Ms. Coughey and Messrs. Crowley and Bertolet, information regarding their accounts in our deferred compensation plans as of and for the fiscal year ended June 30, 2007. Willow Financial Bancorp and Willow Financial Bank do not make any contributions to the plans and there were no withdrawals or distributions in the fiscal year ended June 30, 2007.

Name	Executive Contributions in Last FY		Aggregate Earnings in Last FY (3)	Aggregate Balance at Last FYE
Donna M. Coughey	$64,726	(1)	$3,687	$96,861
Joseph T. Crowley	29,281	(1)	493	28,511
G. Richard Bertolet	115,036	(2)	37,437	547,311
Ammon Baus	—		—	—
Matthew D. Kelly	—		—	—
Neil Kalani	—		—	—

(1)           Reflects deferrals of the receipt of shares of Willow Financial Bancorp common stock from our 2005 Recognition and Retention Plan in fiscal 2007 based upon the market value of the stock on the date of vesting.

(2)           Represents a portion of Mr. Bertolet’s salary deferred during fiscal 2007 that is included in the Salary column in the Summary Compensation Table.

(Footnotes continued on following page)

(3)           Aggregate earnings reflect the aggregate interest or other earnings accrued to the executive officer’s account during fiscal year 2007. Earnings for Ms. Coughey’s and Mr. Crowley’s deferrals include the cash and stock dividends received on the shares of restricted stock.

Related Party Transactions

During fiscal 2007, Willow Financial Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with its directors and officers, and other related parties. These transactions have been made on substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the same time for comparable transactions with unaffiliated parties. The extensions of credit to these persons have not and do not currently involve more than the normal risk of collectability or present other unfavorable features. None of these loans or other extensions of credit are disclosed as non-accrual, past due, restructured or potential problem loans. Under Willow Financial Bancorp’s Audit Committee Charter, the Audit Committee is required to review and approve all related party transactions, as described in Item 404 of Regulation S-K of the SEC’s rules.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth as of September 12, 2007, the voting record date for the Annual Meeting, certain information as to the common stock beneficially owned by (i) each person or entity, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, who or which was known to us to be the beneficial owner of more than 5% of the issued and outstanding common stock, (ii) the directors of Willow Financial Bancorp, (iii) certain executive officers of Willow Financial Bancorp; and (iv) all directors and executive officers of Willow Financial Bancorp as a group.

Name of Beneficial Owner or Number of Persons in Group	Amount and Nature of Beneficial Ownership(1)		Percent of Common Stock
Willow Grove Bank 401(k)/ Employee Stock Ownership Plan Trust	1,044,708	(2)	6.7%
170 South Warner Road Wayne, Pennsylvania 19087
Dimensional Fund Advisors LP	1,114,455	(3)	7.2%
1299 Ocean Avenue, 11th Floor Santa Monica, California 90401
Private Capital Management, L.P.	871,239	(4)	5.6%
8889 Pelican Bay Boulevard Naples, Florida 34108

Name of Beneficial Owner or Number of Persons in Group	Total Amount and Nature of Beneficial Ownership(1)		Percent of Common Stock(21)	Number of Shares Underlying Options (21)	Number of Unvested Recognition Plan Awards (22)
Directors:
Donna M. Coughey	121,807	(5)	*	18,869	21,931
John J. Cunningham, III	53,254		*	39,450	3,386
Gerard F. Griesser	35,080	(6)	*	—	3,386
Charles F. Kremp, 3rd	141,008		*	44,919	6,081
William W. Langan	123,837	(7)	*	74,799	6,536
Rosemary C. Loring, Esq.	105,901	(8)	*	57,305	6,081
Frederick A. Marcell Jr.	279,890	(9)	1.8%	127,351	11,786
Robert J. McCormack	6,356	(10)	*	—	3,386
James E. McErlane	456,299	(11)	2.9%	39,450	3,386
A. Brent O’Brien	83,154	(12)	*	49,430	6,081
Samuel H. Ramsey, III	144,297	(13)	*	48,687	6,081
Emory S. Todd, Jr., CPA	71,365	(14)	*	13,298	3,386
William B. Weihenmayer	114,921	(15)	*	33,458	6,081
Madeleine Wing Adler, Ph.D.	10,804		*	6,005	3,386
Other Named Executive Officers:
Ammon J. Baus	25,408	(16)	*	10,605	6,944
G. Richard Bertolet	28,257	(17)	*	19,756	4,261
Joseph T. Crowley	23,561	(18)	*	105	9,980
Neil Kalani	3,772	(19)	*	—	3,123
Matthew D. Kelly	31,358	(20)	*	18,122	6,214
All Directors and Executive Officers as a group (21 persons)	1,870,829		11.6%	601,617	131,996

*                     Represents less than 1% of our outstanding common stock.

(Footnotes continued on following page)

(1)           Based upon filings made pursuant to the Securities Exchange Act of 1934 and information furnished by the respective individuals. Under regulations promulgated pursuant to the Securities Exchange Act of 1934, shares of common stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2)           As of December 31, 2006, 503,308 shares held in the Willow Financial Bank 401(k)/ESOP trust had been allocated to the accounts of participating employees. Amounts held by the plan trustees, Ms. Coughey and Mr. Crowley, reflect shares allocated to their individual accounts in the 401(k)/ESOP and exclude all other shares held in the trust. Under the terms of the 401(k)/ESOP, the plan trustees vote all allocated shares in accordance with the instructions of the participating employees. Any unallocated shares are generally required to be voted by the plan trustee in the same ratio on any matter as to those shares for which instructions are given by the participant’s under the employee stock ownership plan provisions.

(3)           Information obtained from a Schedule 13G/A, filed February 8, 2007, with the SEC with respect to shares of common stock beneficially owned by Dimensional Fund Advisors LP (“Dimensional”). The Schedule 13G/A states that Dimensional has sole voting and dispositive power as to all of these shares. Dimensional disclaims beneficial ownership of these shares.

(4)           Based on a Schedule 13G/A, filed February 14, 2007, by Private Capital Management, L.P. (“PCM”), a registered investment adviser, Bruce S. Sherman and Gregg J. Powers, chief executive officer and president of PCM, respectively, PCM and Messrs. Sherman and Powers exercise in these capacities shared voting power and shared dispositive power with respect to the 871,239 shares of Common Stock held by PCM’s clients and managed by PCM.

(5)           Includes 40,620 shares held jointly with Ms. Coughey’s spouse, 10,088 shares held by Ms. Coughey’s spouse, 15,152 shares held in Ms. Coughey’s individual retirement account, 6,081 shares held in the Willow Grove Bank 401(k)/ESOP and 1,139 shares held in the First Financial Bank ESOP and 4,893 shares held in the Willow Financial Bancorp Deferred Compensation Plan rabbi trust over which Ms. Coughey disclaims beneficial ownership except to the extent of her personal pecuniary interest therein.

(6)           Includes 179 shares held by Mr. Griesser’s spouse, 23,125 shares held jointly with Mr. Griesser’s spouse and 2,293 shares held in Mr. Griesser’s retirement plan.

(7)           Includes 25,412 shares held in trust for Mr. Langan’s spouse over which Mr. Langan disclaims beneficial ownership and 17,089 shares held in revocable trust with Mr. Langan as trustee.

(8)           Includes 5,959 shares held jointly with Ms. Loring’s spouse, 12,757 shares held by Ms. Loring’s spouse and 21,105 shares held in Ms. Loring’s individual retirement account.

(9)           Includes 86,438 shares held in Mr. Marcell’s accounts in Willow Financial Bank’s 401(k)/ESOP, 718 shares held by Mr. Marcell’s spouse in her IRA account over which Mr. Marcell disclaims beneficial ownership and 22,737 shares held in the Willow Financial Bancorp Deferred Compensation Plan, over which Mr. Marcell disclaims beneficial ownership, except to the extent of his personal pecuniary interest therein.

  (10) Includes 1,821 shares held in Mr. McCormack’s individual retirement account.

  (11) Includes 211,173 shares held in a trust of which Mr. McErlane is a co-trustee with shared voting and investment power; 200,111 shares held by Mr. McErlane and his spouse as tenants by the entireties with right of survivorship and 2,178 shares held in Mr. McErlane’s individual retirement account.

  (12) Includes 2,357 shares held by Mr. O’Brien’s spouse.

  (13) Includes 659 shares held in a trust for which Mr. Ramsey is a beneficiary, 20,130 shares held in Mr. Ramsey’s individual retirement account and 13,627 shares held in the Willow Financial Bancorp Deferred Compensation Plan rabbi trust, over which he disclaims beneficial ownership, except to the extent of his personal pecuniary interest therein.

(Footnotes continued on following page)

  (14) Includes 20,960 shares held in Mr. Todd’s individual retirement account and 692 shares held in the Willow Financial Bancorp Deferred Compensation Plan rabbi trust, over which Mr. Todd disclaims beneficial ownership, except to the extent of his personal pecuniary interest therein.

  (15) Includes 15,750 shares held by Mr. Weihenmayer’s spouse, 5,250 shares held by Mr. Weihenmayer’s son over which he disclaims beneficial ownership and 13,627 shares held in the Willow Financial Bancorp Deferred Compensation Plan rabbi trust, over which he disclaims beneficial ownership, except to the extent of his personal primary interest therein.

  (16) Includes 6,368 shares held in Mr. Baus’s accounts in the Willow Grove Bank 401(k)/ESOP.

  (17) Includes 1,517 shares held in the Willow Grove Bank 401(k)/ESOP and, 67 shares held in Mr. Bertolet’s account in the First Financial Bank ESOP.

  (18) Includes 136 shares held by Mr. Crowley’s spouse, 161 shares held by Mr. Crowley as custodian for his children, 8,555 shares held in Mr. Crowley’s account in the Willow Grove Bank 401(k)/ESOP, 55 shares held in Mr. Crowley’s account in the First Financial Bank ESOP and 2,213 shares held in the Willow Financial Bancorp Deferred Compensation Plan rabbi trust, over which he disclaims beneficial ownership, except to the extent of his personal pecuniary interest therein.

  (19) Includes 649 shares held in Mr. Kalani’s account in the Willow Grove Bank 401(k)/ESOP.

  (20) Includes 1,372 shares held in Mr. Kelly’s account in the Willow Grove Bank 401(k)/ESOP and 129 shares held in Mr. Kelly’s account in the First Financial Bank ESOP.

  (21) Each beneficial owner’s percentage ownership is determined by assuming that options held by such person (but not those held by any other person) and that are exercisable within 60 days of the voting record date have been exercised.

  (22) Includes shares of awarded to directors and executive officers pursuant to the 2002 and 2005 Recognition and Retention Plans. Directors and executive officers do not have voting or dispositive power with respect to restricted stock awards under the 2005 Recognition and Retention Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the officers and directors, and persons who own more than 10% of Willow Financial Bancorp’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by regulation to furnish Willow Financial Bancorp with copies of all Section 16(a) forms they file. We know of no person who owns 10% or more of our common stock.

Based solely on our review of the copies of such forms furnished to us, or written representations from our officers and directors, we believe that during, and with respect to, the fiscal year ended June 30, 2007, our officers and directors complied in all respects with the reporting requirements promulgated under Section 16(a) of the Securities Exchange Act of 1934 except for Mr. Langan who was late reporting one transaction in a trust account on Form 4 and Mr. Todd who was late reporting one transaction in his individual retirement account on Form 4, both of which were subsequently filed.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL TWO)

The Audit Committee of the Board of Directors of Willow Financial Bancorp has appointed KPMG LLP, independent registered public accounting firm, to perform the audit of our financial statements for the year ending June 30, 2008, and further directed that the selection of auditors be submitted for ratification by the shareholders at the annual meeting.

We have been advised by KPMG LLP that neither that firm nor any of its associates has any relationship with Willow Financial Bancorp or its subsidiaries other than the usual relationship that exists between an independent registered public accounting firm and its clients. KPMG LLP will have one or more representatives at the annual meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

In determining whether to appoint KPMG LLP as our independent registered public accounting firm, the Audit Committee considered whether the provision of services, other than auditing services, by KPMG LLP is compatible with maintaining their independence. In addition to performing auditing services as well as reviewing our public filings, our independent registered public accounting firm performed tax-related services, including the completion of our corporate tax returns, in fiscal 2007 and 2006. The Audit Committee believes that KPMG LLP’s performance of these other services is compatible with maintaining the independent registered public accounting firm’s independence.

The Board of Directors recommends that you vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2008.

Audit Fees

The following table sets forth the aggregate fees paid by us to KPMG LLP for professional services rendered by KPMG LLP in connection with the audit of Willow Financial Bancorp’s consolidated financial statements for fiscal 2007 and 2006, as well as the fees paid by us to KPMG LLP for audit-related services, tax services and all other services rendered by KPMG LLP to us during fiscal 2007 and 2006.

	Year Ended June 30,
	2007		2006
Audit fees(1)	$590,000	(4)	$681,000
Audit-related fees(2)	—		618
Tax fees(3)	950		36,558
All other fees	—		—
Total	$590,950		$718,176

(1)           Audit fees consist of fees incurred in connection with the audit of our annual financial statements and the review of the interim financial statements included in our quarterly reports filed with the Securities and Exchange Commission, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits, consents and assistance with and review of documents filed with the Securities and Exchange Commission.

(2)           Audit-related fees primarily consist of fees incurred in connection with the provision of due diligence services, audits of the financial statements of our employee benefit plans and agreed-upon procedures performed in connection with student loans.

(3)           Tax fees consist primarily of fees paid in connection with preparing federal and state income tax returns and other tax related services.

(4)           This amount may be adjusted for additional fees related to the 2007 annual audit. The 2007 audit fees have not been finalized as of the date of this proxy statement.

The Audit Committee selects our independent registered public accounting firm and pre-approves all audit services to be provided by it to Willow Financial Bancorp. The Audit Committee also reviews and pre-approves all audit-related and non-audit related services rendered by our independent registered public accounting firm in accordance with the Audit Committee’s charter. In its review of these services and related fees and terms, the Audit Committee considers, among other things, the possible effect of the performance of such services on the independence of our independent registered public accounting firm. The Audit Committee pre-approves certain audit-related services and certain non-audit related tax services which are specifically described by the Audit Committee on an annual basis and separately approves other individual engagements as necessary. The Chair of the Audit Committee has been delegated the authority to approve non-audit related services in lieu of the full Audit Committee. On a quarterly basis, the Chair of the Audit Committee presents any previously-approved engagements to the full Audit Committee.

Each new engagement of KPMG LLP was approved in advance by the Audit Committee or its Chair, and none of those engagements made use of the de minimis exception to pre-approval contained in the Securities and Exchange Commission’s rules.

REPORT OF THE AUDIT COMMITTEE

The functions of the Audit Committee include the following: performing all duties assigned by the Board of Directors, reviewing with management and independent public accountants the basis for the reports issued by Willow Financial Bank and Willow Financial Bancorp, Inc. pursuant to federal regulatory requirements, meeting with the independent public accountants to review the scope of audit services, significant accounting changes and audit conclusions regarding significant accounting estimates, assessments as to the adequacy of internal controls and the resolution of any significant deficiencies or material control weaknesses, and assessing compliance with laws and regulations and overseeing the internal audit function. The Audit Committee also reviews and assesses the adequacy of its charter on an annual basis.

The Audit Committee has reviewed and discussed Willow Financial Bancorp’s audited financial statements with management. The Audit Committee has discussed with Willow Financial Bancorp’s independent registered public accounting firm, KPMG LLP, the matters required to be discussed by the Statement on Auditing Standards No. 61, “Communication with Audit Committees.”  The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and has discussed with KPMG LLP, the independent auditor’s independence. Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Willow Financial Bancorp’s Annual Report on Form 10-K for fiscal year 2007 for filing with the Securities and Exchange Commission.

Members of the Audit Committee
Emory S. Todd, Jr., CPA, Audit Committee Chair
William W. Langan
Robert J. McCormack
Samuel H. Ramsey, III

SHAREHOLDER PROPOSALS, NOMINATIONS AND COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholder Proposals.   Any proposal which a shareholder wishes to have included in the proxy materials of Willow Financial Bancorp relating to the next annual meeting of shareholders of Willow Financial Bancorp, which is anticipated to be held in October 2008, must be received at the principal executive offices of Willow Financial Bancorp, 170 South Warner Road, Suite 300, Wayne, Pennsylvania 19087, Attention: Joseph T. Crowley, Corporate Secretary, no later than June 12, 2008. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of shareholders. It is urged that any such proposals be sent certified mail, return receipt requested.

Shareholder proposals which are not submitted for inclusion in Willow Financial Bancorp’s proxy materials pursuant to Rule 14a-8 may be brought before an annual meeting pursuant to Section 2.10 of Willow Financial Bancorp’s Bylaws. Notice of the proposal must be given in writing and delivered to, or mailed and received at, our principal executive offices by June 12, 2008. The notice must include the information required by Section 2.10 of our Bylaws.

Shareholder Nominations.   Our Bylaws provide that, subject to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, all nominations for election to the Board of Directors, other than those made by the Board or a committee thereof, shall be made by a shareholder who has complied with the notice and information requirements contained in Section 3.12 of our Bylaws. Written notice of a shareholder nomination generally must be communicated to the attention of the Secretary and either delivered to, or mailed and received at, our principal executive offices not later than, with respect to an annual meeting of shareholders, 120 days prior to the anniversary date of the mailing of proxy materials by us in connection with the immediately preceding annual meeting of shareholders.

Other Shareholder Communications.   Shareholders who wish to communicate with the Board may do so by sending written communications addressed to the Board of Directors of Willow Financial Bancorp, Inc., c/o Joseph T. Crowley, Corporate Secretary, at 170 South Warner Road, Suite 300, Wayne, Pennsylvania 19087. Mr. Crowley will forward such communications to the director or directors to whom they are addressed.

ANNUAL REPORTS

A copy of Willow Financial Bancorp’s Annual Report on Form 10-K for the year ended June 30, 2007 accompanies this proxy statement. Such annual report is not part of the proxy solicitation materials.

Upon receipt of a written request, we will furnish to any shareholder a copy of the exhibits to the Annual Report on Form 10-K. Such written requests should be directed to Mr. Joseph T. Crowley, Corporate Secretary, Willow Financial Bancorp, Inc., 170 South Warner Road, Suite 300, Wayne, Pennsylvania 19087.

OTHER MATTERS

Management is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The cost of the solicitation of proxies will be borne by Willow Financial Bancorp.  Willow Financial Bancorp will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of Willow Financial Bancorp’s common stock. In addition to solicitations by mail, directors, officers and employees of Willow Financial Bancorp may solicit proxies personally or by telephone without additional compensation.

REVOCABLE PROXY

WILLOW FINANCIAL BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

November 14, 2007

10:00 a.m., Eastern Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WILLOW FINANCIAL BANCORP, INC. FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON November 14, 2007 AND AT ANY ADJOURNMENT THEREOF.

The undersigned hereby appoints the Board of Directors of Willow Financial Bancorp, Inc. or any successors thereto, as proxies with full powers of substitution, to represent and vote, as designated on the reverse side, all the shares of common stock of Willow Financial Bancorp, Inc. held of record by the undersigned on September 12, 2007 at the Annual Meeting of Shareholders to be held at the Overbrook Country Club, located at 799 Godfrey Road, Villanova, Pennsylvania on Wednesday, November 14, 2007, at 10:00 a.m., Eastern Time, or at any adjournment thereof.

COMMON

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR

VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

▼   FOLD AND DETACH HERE   ▼

-------------------------------------------------------------------------------------------------------------------------------

WILLOW FINANCIAL BANCORP, INC. — ANNUAL MEETING, November 14, 2007

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.             Call toll free 1-866-246-8477 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

or

2.             Via the Internet at https://www.proxyvotenow.com/wfbc and follow the instructions.

or

3.             Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

REVOCABLE PROXY

WILLOW FINANCIAL BANCORP, INC.

Annual Meeting of Shareholders	Please mark
November 14, 2007	as indicated
in this example ☒

1.             The election as directors of all nominees listed (except as marked to the contrary below):

FOR ☐         WITHHOLD ALL ☐         FOR ALL EXCEPT ☐

Nominees for three-year term expiring in 2010:

(01) Donna M. Coughey                         (02) John J. Cunningham, III

(03) James E. McErlane                         (04) William B. Weihenmayer

Instruction: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

______________________________________

2.             PROPOSAL TO RATIFY THE APPOINTMENT of KPMG LLP as Willow Financial Bancorp’s independent registered public accounting firm for the fiscal year ending June 30, 2008.

FOR ☐         AGAINST ☐         ABSTAIN ☐

3.             In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

The Board of Directors recommends that you vote “FOR” all of the nominees listed above and “FOR” the ratification of KPMG LLP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.  THE SHARES OF WILLOW FINANCIAL BANCORP’S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES TO THE BOARD OF DIRECTORS, FOR RATIFICATION OF WILLOW FINANCIAL BANCORP’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

Mark here for address change and note change ☐

___________________

___________________

___________________

If you return this card properly signed but you do not otherwise specify, shares will be voted for the Board of Directors’ nominees for director and for the ratification of KPMG LLP.

Please sign this proxy card exactly as your name appears on this proxy. When signing in a representative capacity, please give title.

Please be sure to date and sign this proxy card in the box below.	Date

Shareholder sign above	Co-holder (if any) sign above

***IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET,

PLEASE READ THE INSTRUCTIONS BELOW***

------------------------------------------------------------------------------------------------------------------------------

▲   FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL   ▲

REVOCABLE PROXY

Shareholders of record have three ways to vote:

1.             By Mail (traditional method); or

2.             By Telephone (using a Touch-Tone Phone); or

3.             By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note all votes cast via the telephone or Internet must be cast prior to 3:00 A.M., November 14, 2007.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3:00 A.M., November 14, 2007: 1-866-246-8477	Vote by Internet Anytime prior to 3:00 A.M., November 14, 2007 go to https://www.proxyvotenow.com/wfbc

IT IS NOT NECESSARY TO RETURN YOUR PROXY CARD IF YOU ARE

VOTING BY TELEPHONE OR INTERNET.

PLEASE NOTE THAT THE LAST VOTE RECEIVED, WHETHER BY TELEPHONE, INTERNET OR BY MAIL, WILL BE THE VOTE COUNTED.

Your vote is important!

Please mark votes

as in this example ☒

REVOCABLE PROXY

WILLOW FINANCIAL BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WILLOW FINANCIAL BANCORP, INC. FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON November 14, 2007 AND AT ANY ADJOURNMENT THEREOF.

COMMON

The undersigned hereby appoints the Board of Directors of Willow Financial Bancorp, Inc. or any successors thereto, as proxies with full powers of substitution, to represent and vote, as designated below, all the shares of common stock of Willow Financial Bancorp held of record by the undersigned on September 12, 2007 at the Annual Meeting of Shareholders to be held at the Overbrook Country Club, located at 799 Godfrey Road, Villanova, Pennsylvania on November 14, 2007, at 10:00 a.m., Eastern Time, or at any adjournment thereof.

1.             The election as directors of all nominees listed (except as marked to the contrary below):

FOR ☐         WITHHOLD ☐         FOR ALL EXCEPT ☐

Nominees for three-year term expiring in 2010:

Donna M. Coughey, John J. Cunningham, III, James E. McErlane and William B. Weihenmayer

Instruction: To withhold authority to vote for any nominee, mark “For All Except” and write that nominee’s name in the space provided below.

___________________________________________

2.             PROPOSAL TO RATIFY THE APPOINTMENT of KPMG LLP as Willow Financial Bancorp’s independent registered public accounting firm for the fiscal year ending June 30, 2008.

FOR ☐         AGAINST ☐         ABSTAIN ☐

3.             In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

The Board of Directors recommends that you vote “FOR” all of the nominees listed above and “FOR” the ratification of the appointment of KPMG LLP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THE SHARES OF WILLOW FINANCIAL BANCORP’S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES TO THE BOARD OF DIRECTORS, FOR RATIFICATION OF WILLOW FINANCIAL BANCORP’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM, AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

Please be sure to sign and date in the box below.	Date

Shareholder sign above	Co-holder (if any) sign above

------------------------------------------------------------------------------------------------------------------------------

▲   Detach above card, sign, date and mail in postage paid envelope provided.   ▲

WILLOW FINANCIAL BANCORP, INC.

                The above hereby acknowledges receipt from Willow Financial Bancorp, prior to the signing of this proxy, of the Notice of Annual Meeting of Shareholders, Proxy Statement and Willow Financial Bancorp’s 2007 Annual Report to Shareholders.

                Please sign this proxy exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

________________________________________

________________________________________

________________________________________

October 10, 2007

To:                             Participants in Willow Financial Bank’s 401(k)/Employee Stock Ownership Plan and/or First Financial Bank’s Employee Stock Ownership Plan

Re:          Instructions for voting shares of Willow Financial Bancorp, Inc.

As described in the enclosed materials, proxies are being solicited in connection with the proposals to be considered at the upcoming Annual Meeting of Shareholders of Willow Financial Bancorp, Inc.  We hope you will take advantage of the opportunity to direct the manner in which shares of common stock of Willow Financial Bancorp allocated to your accounts in the Willow Financial Bank 401(k)/ESOP and/or First Financial Bank ESOP will be voted.  You may receive one, two or three Voting Instruction Ballots depending on whether you have sub-accounts in the Willow Financial Bank ESOP and 401(k) and/or First Financial Bank ESOP.  Please vote all the ballots you receive.

Enclosed with this letter is the Proxy Statement, which describes the matters to be voted upon, the Annual Report to Shareholders and Voting Instruction Ballot(s).  After you have reviewed the Proxy Statement, we urge you to vote your allocated shares held in the plans by telephone or by the Internet using the instructions on the enclosed Voting Instruction Ballot(s) or by marking, dating, signing and returning the enclosed Voting Instruction Ballot(s) in the envelope provided promptly, to be received no later than Wednesday, November 7, 2007 in order that Registrar and Transfer Company will certify the totals to the Trustees of the plans for the purpose of having those shares voted by the Trustees.

We urge each of you to vote, as a means of participating in the governance of the affairs of Willow Financial Bancorp. If your voting instructions are not received, the shares allocated to your plan accounts will generally not be voted by the Trustees.  While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate.  Please take a moment to do so.

Please note that the enclosed materials relate only to those shares which have been allocated to you in your accounts under the Willow Financial Bank 401(k)/ESOP and/or First Financial Bank ESOP.  If you also own shares of Willow Financial Bancorp common stock outside of these plans, you should receive other voting material for those shares owned by you individually.  Please return all your voting material so that all your shares may be voted.

Sincerely,

Donna M. Coughey
President and Chief Executive Officer

401(k)/ESOP VOTING INSTRUCTION BALLOT

WILLOW FINANCIAL BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

November 14, 2007

10:00 a.m., Eastern Time

The undersigned hereby instructs the Trustees of the Willow Financial Bank 401(k)/Employee Stock Ownership Plan and/or First Financial Bank ESOP to vote, as designated on the reverse side, all the shares of common stock of Willow Financial Bancorp, Inc. allocated to my 401(k)/ESOP sub-account(s) as of September 12, 2007 at the Annual Meeting of Shareholders to be held at the Overbrook Country Club, located at 799 Godfrey Road, Villanova, Pennsylvania, on Wednesday, November 14, 2007, at 10:00 a.m., Eastern Time, or at any adjournment thereof.

WILLOW FINANCIAL BANK 401(k)/ESOP

FIRST FINANCIAL BANK ESOP

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS VOTING INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

▼   FOLD AND DETACH HERE   ▼

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WILLOW FINANCIAL BANCORP, INC. — ANNUAL MEETING, November 14, 2007

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.             Call toll free 1-866-246-8477 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

or

2.             Via the Internet at https://www.proxyvotenow.com/wfbc and follow the instructions.

or

3.             Mark, sign and date your voting instruction card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

VOTING INSTRUCTION CARD

WILLOW FINANCIAL BANCORP, INC.

Annual Meeting of Shareholders	Please mark
November 14, 2007	as indicated
in this example ☒

1.             ELECTION OF DIRECTORS FOR THREE-YEAR TERM:

FOR ☐         WITHHOLD ALL ☐         FOR ALL EXCEPT ☐

Nominees for three-year term expiring in 2010:

(01) Donna M. Coughey                         (02) John J. Cunningham, III

(03) James E. McErlane                         (04) William B. Weihenmayer

Instruction: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

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2.             PROPOSAL TO RATIFY THE APPOINTMENT of KPMG LLP as Willow Financial Bancorp’s independent registered public accounting firm for the fiscal year ending June 30, 2008.

FOR ☐         AGAINST ☐         ABSTAIN ☐

3.             In their discretion, the Trustees are authorized to vote upon such other business as may properly come before the meeting.

Willow Financial Bancorp’s Board of Directors recommends that you vote FOR the Board’s nominees for director and FOR the ratification of KPMG LLP.  Such votes are hereby solicited by Willow Financial Bancorp’s Board of Directors.

Please note that if this voting instruction card is not properly completed and signed, or if it is not timely received by the designated tabulator, shares allocated to a participant’s account in the First Financial Bank ESOP will be voted in the same proportion as shares of Willow Financial Bancorp, Inc’s common stock in the First Financial Bank ESOP for which directions have been received, unless The Bank of New York determines to vote otherwise, consistent with its obligations under ERISA.

Mark here for address change and note change ☐

___________________

___________________

___________________

If you return this card properly signed but you do not otherwise specify, shares will be voted for the Board of Directors’ nominees for director and for the ratification of KPMG LLP.

Please sign this voting instruction card exactly as your name appears on this card. When signing in a representative capacity, please give title.

Please be sure to date and sign this instruction card in the box below.	Date

Plan Participant sign above

***IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET,

PLEASE READ THE INSTRUCTIONS BELOW***

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▲   FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL   ▲

VOTING INSTRUCTIONS

401(k)/ESOP Participants have three ways to instruct the vote:

1.             By Mail (traditional method); or

2.             By Telephone (using a Touch-Tone Phone); or

3.             By Internet.

Your telephone or Internet vote authorizes the trustee of the 401(k)/ESOP to vote your shares in the same manner as if you marked, signed, dated and returned your voting instruction card. Please note all votes cast via the telephone or Internet must be cast prior to 3:00 A.M., November 7, 2007.  If you are voting by mail, your vote must be received by November 7, 2007.

Vote by Telephone	Vote by Internet
Call Toll-Free on a Touch-Tone Phone	Anytime prior to 3:00 A.M.,
anytime prior to 3:00 A.M.,	November 7, 2007 go to
November 7, 2007: 1-866-246-8477	https://www.proxyvotenow.com/wfbc

IT IS NOT NECESSARY TO RETURN YOUR VOTING INSTRUCTION CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

PLEASE NOTE THAT THE LAST VOTE RECEIVED, WHETHER BY TELEPHONE, INTERNET OR BY MAIL, WILL BE THE VOTE COUNTED.

Your vote is important!

October 10, 2007

To:                             Persons Granted Restricted Stock Under Willow Financial Bancorp’s 1999 and 2002 Recognition and Retention Plan

Re:          Instructions for voting shares of Willow Financial Bancorp, Inc.

As described in the enclosed materials, proxies are being solicited in connection with the proposals to be considered at the upcoming Annual Meeting of Shareholders of Willow Financial Bancorp, Inc.  We hope you will take advantage of the opportunity to direct the manner in which shares of restricted common stock of Willow Financial Bancorp granted to you pursuant to the 1999 and 2002 Recognition and Retention Plan will be voted.

Enclosed with this letter is the Proxy Statement, which describes the matters to be voted upon, the Annual Report to Shareholders and a voting instruction ballot, which will permit you to vote the restricted shares granted to you which have not vested nor been distributed to you.  After you have reviewed the Proxy Statement, we urge you to vote your restricted shares held in the Recognition Plan Trust by marking, dating, signing and returning the enclosed voting instruction ballot to the administrator of the Recognition Plan.  The Plan Administrator will certify the totals to the Trustees of the Recognition Plan for the purpose of having those shares voted by the Trustees.

We urge each of you to vote, as a means of participating in the governance of the affairs of Willow Financial Bancorp.  If your voting instructions for the shares held in the Recognition Plan are not received, the shares will be voted by the Trustees.  While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate.  Please take a moment to do so.

Please note that the enclosed material relates only to those shares which have been granted to you under the Recognition Plan.  You will receive other voting material for those shares owned by you individually and not under the Recognition Plan.

Sincerely,

Donna M. Coughey
President and Chief Executive Officer

RECOGNITION PLAN VOTING INSTRUCTION BALLOT

WILLOW FINANCIAL BANCORP, INC.

RRP

☒	Please Mark Votes
As In This Example

The undersigned hereby instructs the Trustees of the Recognition and Retention Plan of Willow Financial Bancorp, Inc. to vote, as designated below, all the shares of common stock of Willow Financial Bancorp granted pursuant to the Recognition and Retention Plan to the undersigned as of September 12, 2007 at the Annual Meeting of Shareholders to be held at the Overbrook Country Club, located at 799 Godfrey Road, Villanova, Pennsylvania, on Wednesday, November 14, 2007, at 10:00 a.m., Eastern Time, or at any adjournment thereof.

1.             The election as directors of all nominees listed (except as marked to the contrary below):

FOR ☐         WITHHOLD ☐         FOR ALL EXCEPT ☐

Nominees for three-year term expiring in 2010:

Donna M. Coughey, John J. Cunningham, III, James E. McErlane and William B. Weihenmayer

Instruction: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

___________________________

2.             PROPOSAL TO RATIFY THE APPOINTMENT of KPMG LLP as Willow Financial Bancorp’s independent registered public accounting firm for the fiscal year ending June 30, 2008.

FOR ☐         AGAINST ☐         ABSTAIN ☐

3.             In their discretion, the Trustees are authorized to vote upon such other business as may properly come before the meeting.

Willow Financial Bancorp’s Board of Directors recommends that you vote FOR the Board’s nominees for director and FOR the ratification of KPMG LLP.  Such votes are hereby solicited by Willow Financial Bancorp’s Board of Directors.

If you return this card properly signed but you do not otherwise specify, shares will be voted for the Board of Directors’ nominees for director and for the ratification of KPMG LLP.

Please be sure to sign and date in the box below.	Date

Participant sign above

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▲   Detach above card, sign, date and return to the administrator of the Recognition and Retention Plan.   ▲

WILLOW FINANCIAL BANCORP, INC.

PLEASE MARK, SIGN, DATE AND RETURN RECOGNITION PLAN VOTING INSTRUCTION BALLOT PROMPTLY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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